UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE PMI GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INVITATION TO ANNUAL MEETING

OF STOCKHOLDERS

THE PMI GROUP, INC.

April 8, 2008

Dear Stockholder,

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of The PMI Group, Inc. to be held on Thursday, May 15, 2008, at 9:00 a.m. Pacific daylight time, at our headquarters located at 3003 Oak Road in Walnut Creek, California.

We look forward to greeting you. As explained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, the purposes of the meeting are:

1.	The election of directors.

2.	The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2008.

3.	The approval of the PMI Amended and Restated Bonus Incentive Plan.

4.	The approval of an amendment to the PMI Employee Stock Purchase Plan to increase the authorized shares.

5.	Transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors unanimously recommends that you vote FOR the nominees for director identified in the Proxy Statement, FOR ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm, FOR approval of the PMI Amended and Restated Bonus Incentive Plan and FOR approval of an amendment to the PMI Employee Stock Purchase Plan to increase the authorized shares.

At the meeting, we will report on our business and there will be an opportunity for you to ask questions.

WHETHER OR NOT YOU EXPECT TO ATTEND, TO ENSURE YOUR REPRESENTATION AT THE MEETING AND THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. STOCKHOLDERS OF RECORD MAY ALSO GIVE THEIR PROXY BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY CARD. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME BEFORE IT IS VOTED AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON.

/s/ L. Stephen Smith
L. Stephen Smith
Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The PMI Group, Inc., a Delaware corporation, will be held on Thursday, May 15, 2008, at 9:00 a.m. Pacific daylight time, at our headquarters located at 3003 Oak Road, Walnut Creek, California 94597, for the following purposes:

1.	To elect directors to serve until the next annual election and until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2008;

3.	To approve the PMI Amended and Restated Bonus Incentive Plan;

4.	To approve an amendment to the PMI Employee Stock Purchase Plan to increase the authorized shares; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 26, 2008 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Andrew D. Cameron
Andrew D. Cameron
Senior Vice President, Deputy General Counsel and Assistant Secretary

April 8, 2008

YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY COMPLETE,

SIGN, DATE AND RETURN YOUR PROXY CARD.

PROXY STATEMENT

This Proxy Statement and the accompanying proxy are being mailed on or about April 7, 2008 in connection with the solicitation of proxies on behalf of the Board of Directors of The PMI Group, Inc., a Delaware corporation (“PMI” or the “Company”), for use at the Annual Meeting of Stockholders to be held Thursday, May 15, 2008 at 9:00 a.m. Pacific daylight time at our headquarters located at 3003 Oak Road, Walnut Creek, California and at any adjournment or postponement thereof (the “Annual Meeting”).

Our principal executive office is located at 3003 Oak Road, Walnut Creek, California 94597. The telephone number at that address is (925) 658-7878.

RECORD DATE AND SHARES OUTSTANDING.    The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is March 26, 2008 (the “Record Date”). As of the close of business on that date, approximately 81,437,953 shares of common stock were outstanding and eligible to vote at the Annual Meeting.

REVOCABILITY OF PROXIES.    A proxy is revocable by written notice delivered to the Secretary of PMI at our principal executive office at any time before it is voted and may also be revoked by signing and delivering a proxy with a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION.    For each matter that may come before the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock registered in the stockholder’s name as of the close of business on the Record Date. The Chairman of the Board will announce the opening and closing of the polls during the Annual Meeting. Proxies must be received prior to the closing of the polls in order to be counted. Instead of submitting a signed proxy card, stockholders of record may submit their proxies by telephone using the control number and instructions accompanying the proxy card. Telephonic voting may not be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian. The enclosed proxy is solicited by our Board of Directors. If the proxy is properly executed and returned, and choices are specified, the shares represented thereby will be voted at the Annual Meeting in accordance with those instructions. If no choices are specified, a properly executed proxy will be voted as follows:

FOR –	Election to the Board of the eleven individuals nominated by the Board of Directors;

FOR –	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2008;

FOR –	Approval of the PMI Amended and Restated Bonus Incentive Plan;

FOR –	Approval of an amendment to the PMI Employee Stock Purchase Plan to increase the authorized shares; and

Any other business that may properly come before the meeting will be voted at the discretion of the proxy holder.

Quorum; Broker Voting

A quorum is necessary to conduct the business of the Annual Meeting. The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by PMI to act as election inspectors for the Annual Meeting. Withhold votes, abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

If you are a beneficial stockholder and your broker holds your shares in its name, under the current rules of the New York Stock Exchange and the Nasdaq Stock Market the broker is generally permitted to vote your shares on the election of directors and the ratification of Ernst & Young LLP as our independent registered public accounting firm, even if the broker does not receive voting instructions from you.

Voting on Directors

A plurality of the votes cast is required for the election of directors (Item 1). This means that the eleven nominees who receive the most votes will be elected to the eleven open directorships even if they get less than a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the vote on this Item. Under The PMI Group, Inc. Board of Directors Guidelines on Significant Corporate Governance Issues (“Governance Guidelines”), if a nominee receives a greater number of withhold votes than affirmative votes, the nominee must submit his or her resignation for the Board’s consideration promptly following certification of the shareholder vote. The Governance and Nominating Committee will promptly consider the resignation submitted and recommend to the Board whether to accept it, conditionally accept it, or reject it, considering all relevant factors, The Board will act on the Governance and Nominating Committee’s recommendation no later than 90 days following the date of the Annual Meeting, followed by prompt public disclosure of the decision.

Voting on Items 2, 3 and 4 of this Proxy Statement

The affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the matter is required for the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm (Item 2). Abstentions will effectively count as a vote against ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm. Broker non-votes will have no effect on the outcome of the vote on this matter.

The affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the matter is required for approval of the PMI Amended and Restated Bonus Incentive Plan (Item 3). Abstentions will effectively count as a vote against the proposal. Broker non-votes will have no effect on the outcome of the vote on this matter; however, brokers will not be able to vote on the proposal absent instructions from their beneficial holders.

The affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the matter is also required for the approval of the amendment to the PMI Employee Stock Purchase Plan to increase the authorized shares thereunder (Item 4). Abstentions will effectively count as a vote against the proposal. Broker non-votes will have no effect on the outcome of the vote on this matter; however, brokers will not be able to vote on the proposal absent instructions from their beneficial holders.

Other Voting and Solicitation Information

If you are a participant in our Savings and Profit Sharing Plan or Alternate 401(k) Plan (together, the “401(k) Plans”), you will receive a separate proxy that applies to the shares you own through the 401(k) Plans. Your proxy will serve as a voting instruction for the 401(k) Plans’ trustees. If no choices are specified, a properly executed proxy will be voted by the 401(k) Plans’ Fiduciary Committee. If you own shares through the 401(k) Plans and you do not vote, the 401(k) Plans’ Fiduciary Committee will vote those shares.

The cost of this solicitation will be borne by PMI. MacKenzie Partners, Inc. has been retained by PMI to assist in the solicitation of proxies at an estimated fee of $6,000 plus reimbursement of reasonable expenses. In addition, PMI may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in mailing solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, but we will not additionally compensate our directors, officers or other employees for these services. Solicitation may be conducted in person, by telephone, by email, by facsimile or by any other means of communication.

Our bylaws, and proxy rules promulgated by the Securities and Exchange Commission (“SEC”), provide that stockholders may submit nominations for directors at an annual meeting if they comply with certain requirements. Any nomination for director submitted by a stockholder must have been received by the Secretary of PMI at our principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting to be considered timely. PMI has not received any nominations for directors from stockholders. Stockholders were also entitled to present proposals for inclusion in our Proxy Statement and form of proxy for the Annual Meeting by writing to the Secretary of PMI by December 12, 2007. Stockholders who wished to submit proposals or director nominations not included in the Proxy Statement and proxy must have done so between January 18, 2008 and February 17, 2008. PMI did not receive any proposals from stockholders for the Annual Meeting.

Our Annual Report to Stockholders for the year ended December 31, 2007 has been mailed with this document. Stockholders should refer to the Annual Report to Stockholders for financial and other information about our activities. However, the Annual Report to Stockholders is not incorporated by reference into this Proxy Statement and is not to be deemed a part of this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 15, 2008

A complete copy of this Proxy Statement and our Annual Report to Stockholders for the year ended December 31, 2007 are also available by visiting our investor relations website at www.pmigroup.com. They are also available free of charge by writing to the Investor Relations Department of PMI at 3003 Oak Road, Walnut Creek, California 94597.

ITEM 1: ELECTION OF DIRECTORS

Eleven directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eleven nominees named below. All of the nominees are presently directors of the Company. Dr. James C. Castle and Dr. Kenneth T. Rosen, current members of our Board of Directors, have chosen to retire from the Board after the Annual Meeting and accordingly, they have not been nominated to stand for re-election. Each person elected will serve a one-year term as a director until the next annual meeting and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Each nominee has consented to being named in this Proxy Statement and has indicated a willingness to serve if elected. However, if at the Annual Meeting any of the nominees named below is not available to serve as a director (an event that the Board of Directors does not anticipate), the proxies will be voted for the election of such other person or persons as the proxy holders may designate, unless the Board of Directors, in its discretion, reduces the number of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES NAMED BELOW, AND UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE PROXY WILL BE VOTED FOR THE NOMINEES.

NOMINEES FOR DIRECTOR OF THE PMI GROUP. Set forth below is certain information for each nominee, based on data furnished by them.

MARIANN BYERWALTER, 47, has been one of our directors since May 2001. Ms. Byerwalter is currently Chairman of JDN Corporate Advisory LLC, a privately-held advisory services firm. Ms. Byerwalter served as Chief Financial Officer and Vice President for Business Affairs of Stanford University from February 1996 through February 2001. Prior to joining Stanford University, she was a partner and co-founder of America First Financial Corporation from 1987 through January 1996. Ms. Byerwalter was also the Chief Operating Officer, Chief Financial Officer and a director of America First Eureka Holdings, the holding company for EurekaBank, a publicly-traded institution. She was the Chief Financial Officer of EurekaBank from 1993 to 1996 and was a member of its board of directors from 1988 until the company was sold in 1998. Ms. Byerwalter currently serves on the boards of certain investment companies affiliated with Charles Schwab Corp., Redwood Trust, Inc., Pacific LifeCorp and Burlington Capital. She serves as a director and as Chairman of the board of the Stanford Hospital & Clinics and a director and Chair of the audit committee of the Lucile Packard Children’s Hospital. She also serves on the board of trustees of Stanford University. She is Vice Chair of our Audit Committee.

CARMINE GUERRO, 66, has been one of our directors since August 2002. Mr. Guerro was Chairman of Grosvenor Americas Limited, a private property development and investment company, from March 2002 until August 2007. Prior thereto, he was a partner at PricewaterhouseCoopers for 26 years, holding a variety of positions including Vice Chairman of Client Service and Managing Partner of the Western Region. He was also a member of the Executive Committee of the firm. Mr. Guerro’s past civic board affiliations include President of the International Diplomacy Council of the Bay Area, Chairman of the University of California at Berkeley Business School Professional Accounting Program and member of the board of directors for the Bay Area Council. He is Chair of our Audit Committee and a member of our Governance and Nominating Committee.

WAYNE E. HEDIEN, 74, has been one of our directors since January 1995 and was a director of PMI Mortgage Insurance Co. (“PMI US”) from February 1983 through May 1990 and from April 1992 through January 1995. Mr. Hedien was the Chairman of the Board of Allstate Insurance Company from July 1989 through December 1994 and was elected to the same position with The Allstate Corporation in March 1993 in preparation for The Allstate Corporation’s initial public offering. He held a variety of senior executive positions with Allstate Insurance Company and its affiliates prior to his retirement in December 1994. He is also a Life Trustee of the Field Museum of Chicago, and on the Dean’s Advisory Board of the Kellogg School of Management. He is Chair of our Governance and Nominating Committee and a member of our Investment and Finance Committee.

LOUIS G. LOWER II, 62, has been one of our directors since May 2001. Mr. Lower has been President and Chief Executive Officer and a director of Horace Mann Educators Corporation, a multiline insurance corporation focusing on the retirement planning and personal insurance needs of the educational community, since February 2000. Before joining Horace Mann, Mr. Lower served as Chairman and Chief Executive Officer of Allstate Life Insurance Company and was a director of Allstate Insurance Company, Allstate Life Insurance Company and Allstate Federal Savings Bank. Prior to being elected Chairman of Allstate Life Insurance Company in 1999, Mr. Lower served as that company’s President and Chief Executive Officer from 1990 and as Senior Vice President, Treasurer and Chief Investment Officer of both Allstate Life Insurance Company and Allstate Insurance Company from 1986 to 1989. Mr. Lower joined Allstate Insurance Company in 1976 and held a number of positions prior to becoming Executive Vice President in 1989. Mr. Lower also serves on the boards of directors of the National Education Association Foundation for the Improvement of Education, the Abraham Lincoln Presidential Library and Museum, Memorial Health System and the Illinois Life Insurance Council. Mr. Lower is also past Chairman of Life Office Management Association and has served on the boards of the American Council of Life Insurers, Life Insurance Marketing and Research Association, Inc., Life Underwriter Training Counsel, National Association of Variable Annuities, and the American College. He is Chair of our Compensation Committee and a member of our Governance and Nominating Committee.

RAYMOND L. OCAMPO JR., 55, has been one of our directors since May 1999. He has served as President and Chief Executive Officer of Samurai Surfer LLC, a private consulting and investment company, since April 2004. Mr. Ocampo co-founded the Berkeley Center for Law & Technology and served as Executive Director from August 1997 through December 1999. Mr. Ocampo was Senior Vice President, General Counsel and Secretary at Oracle Corporation from September 1990 until his retirement in November 1996. Mr. Ocampo joined Oracle in July 1986 and held various senior and executive positions with Oracle until retirement. Mr. Ocampo is a member of the board of directors of CytoGenix, Inc., Intraware, Inc. and Keynote Systems, Inc. He is a member of our Compensation Committee.

JOHN D. ROACH, 64, has been one of our directors since May 1997. Mr. Roach has served as the Chairman and Chief Executive Officer of Stonegate International, a private investment and advisory services firm, since 2001. From 2002 until 2006, he also served as Chairman of Unidare U.S., the North American subsidiary of Unidare plc, a public Irish company and a leading wholesaler of maintenance, repair and operation supplies and products to the welding, safety and industrial markets. He was also the Founder of Builders FirstSource, and served as its Chairman, President and Chief Executive Officer from October 1997 to September 2001. Prior to founding Builders FirstSource, he was the Chairman, President and Chief Executive Officer of Fibreboard Corporation. From 1987 to 1991, Mr. Roach held senior positions with Manville Corporation, having served as Executive Vice President—Operations, President of Building Products Operations and Chief Financial Officer. Prior to joining Manville, Mr. Roach was a strategy consultant and senior officer of Braxton Associates, Booz Allen Hamilton and The Boston Consulting Group. Mr. Roach currently serves on the boards of URS Corporation and VeriSign, Inc. Mr. Roach has previously served on the boards of directors of Fibreboard, Magma Power, Thompson PBE, the American Stock Exchange, NCI Building Systems, Washington Group International, Material Sciences and Kaiser Aluminum Corporation. He is a member of our Audit Committee.

STEVEN L. SCHEID, 54, has been one of our directors since August 2002. Mr. Scheid currently serves as the Chairman of the Board of Janus Capital Group, Inc. (“Janus”). From April 2004 until December 31, 2005, Mr. Scheid served as Chief Executive Officer and Chairman of the Board of Janus. Mr. Scheid joined the Janus board in December 2002 and was appointed Chairman in January 2004. Prior to 2002, Mr. Scheid served as Vice Chairman of The Charles Schwab Corporation and President of Schwab’s retail group since 2000. Prior thereto, Mr. Scheid headed Schwab’s financial products and services group and was the firm’s Chief Financial Officer from 1996 through 1999. Mr. Scheid also served on the board of directors of Autodesk, Inc. until July 2007. Mr. Scheid joined the board of directors of Blue Nile, Inc. in October 2007. From 2001 to 2002, Mr. Scheid served on the Federal Advisory Council, which provides oversight to the Federal Reserve Board, Washington, D.C. The appointment was made by the 12th District Federal Reserve Bank. Mr. Scheid is Chair of our Investment and Finance Committee and a member of the Compensation Committee and the Governance and Nominating Committee.

L. STEPHEN SMITH, 58, has served as Chairman of the Board of PMI since May 2007, and has been one of our directors since February 2002. He has been the Chief Executive Officer of PMI since June 1, 2006 and President and Chief Operating Officer of PMI since September 1998. He has served as Chief Executive Officer of PMI US since January 2004. He was President and Chief Operating Officer of PMI US from September 1998 to June 2006. He was elected Executive Vice President of Marketing and Field Operations of PMI US in May 1994 and elected to the same positions with PMI in January 1995, serving in such capacities until September 1998. Prior thereto, he held various executive positions with the Company. Mr. Smith joined us in 1979. He currently serves on the Executive Committee of the Bay Area Council and is a member of the Financial Services Roundtable. He is also a member of the National Association of Home Builders’ Roundtable.

JOSÉ H. VILLARREAL, 55, has been one of our directors since May 2005. He has been a partner at the law firm, Akin Gump Strauss Hauer & Feld LLP, since July 1994. He served on the board of directors of Wal-Mart Stores, Inc., from 1998 to 2006, and from 1993 to 1999 served as a presidential appointee to the board of directors of Fannie Mae. He currently serves as Chairman of the board of the New America Alliance, an organization of leading Latino business leaders dedicated to philanthropy, and previously served as Chairman of the board of the National Council of La Raza and Vice-Chairman of the board of the Congressional Hispanic Caucus Institute. In 2000, he served as national treasurer of the Gore-Lieberman presidential campaign. He is a member of our Investment and Finance Committee.

MARY LEE WIDENER, 69, has been one of our directors since January 1995 and was a director of PMI US from October 1993 through January 1995. Ms. Widener has been President, Chief Executive Officer and a member of the board of directors of Neighborhood Housing Services of America since May 1974. Prior to the end of two four-year terms on December 31, 2003, Ms. Widener served as Chairman of the board of directors of the Federal Home Loan Bank of San Francisco. She is a member of the boards of directors of the S. H. Cowell Foundation, Operation Hope, The First American Corporation and Social Compact. She is a member of our Audit Committee and our Investment and Finance Committee.

RONALD H. ZECH, 64, has been one of our directors since May 1998. He retired in 2005 as Chairman and Chief Executive Officer of GATX Corporation, a leading provider of lease financing and related services to customers operating rail, marine and other targeted assets. Mr. Zech was elected Chairman of GATX Corporation in April 1996, Chief Executive Officer in January 1996, and President in July 1994. Mr. Zech is also on the board of directors of McGrath RentCorp. He is Vice Chair of our Compensation Committee and a member of our Governance and Nominating Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF PMI.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES.    Our corporate governance materials, including the Governance Guidelines, our Code of Ethics and charters of the Audit Committee, Compensation Committee and Governance and Nominating Committee, are published in the corporate governance section of our website under “investor relations” at www.pmigroup.com, and are available in print to any stockholder upon written request to the Secretary of the Company at 3003 Oak Road, Walnut Creek, CA 94597. Our Board and Board committees regularly review corporate governance developments and modify the Governance Guidelines, charters and practices as warranted. Any modifications are reflected on our website. Information contained on our website is not deemed incorporated into this Proxy Statement.

DIRECTOR INDEPENDENCE.    For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with PMI. The Board has established guidelines to assist it in determining director independence which are consistent with the independence requirements in the listing standards of the New York Stock Exchange (“NYSE”), on which the common stock of PMI is listed. The independence guidelines, which are set forth in the Governance Guidelines, include categorical standards of independence based upon what the Board considers to be immaterial relationships or transactions. Applying these guidelines, the Board determined that all twelve current non-executive directors are independent: Mariann Byerwalter, Dr. James C. Castle, Carmine Guerro, Wayne E. Hedien, Louis G. Lower II, Raymond L. Ocampo Jr., John D. Roach, Dr. Kenneth T. Rosen, Steven L. Scheid, José H. Villarreal, Mary Lee Widener and Ronald Zech. Accordingly, the majority of the members of the Board of Directors are independent. All members of the Audit, Compensation and Governance and Nominating committees of the Board are independent directors. Members of the Audit Committee satisfy additional SEC independence requirements.

In the course of the Board’s determinations regarding the independence of non-management directors, the Board considered that PMI, in the ordinary course of business, provides mortgage insurance coverage and receives mortgage insurance premiums with respect to residential mortgage loans originated or purchased by a non-profit organization for which Ms. Widener is President and Chief Executive Officer. The Board also considered several donations that The PMI Foundation made in 2007 to other non-profit organizations for which Mesdames Byerwalter and Widener and Mr. Ocampo serve as directors or are otherwise affiliated. All of these relationships were immaterial under the Board’s guidelines and categorical standards of independence and, accordingly, the Board determined that none of these relationships impaired the independence of the applicable director.

CODE OF ETHICS.    All directors, officers and employees of PMI must act ethically at all times and in accordance with PMI’s Code of Business Conduct and Ethics. This Code and other related documents are published in the corporate governance section of our website under “investor relations” at www.pmigroup.com. These documents and annual CEO certification regarding compliance with listing requirements that is submitted to the NYSE are available in print to any stockholder upon written request to the Secretary of the Company.

BOARD OF DIRECTORS.    The Board of Directors held seven meetings during 2007. Pursuant to the Governance Guidelines, directors are expected to attend our annual stockholders’ meeting, Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During 2007, each director attended at least 75% of the Board meetings and meetings of committees of which he or she is a member. All of the directors attended the 2007 Annual Meeting. Non-employee directors meet in executive session without any management directors or employees present at each regularly scheduled Board meeting. The Chair of the Governance and Nominating Committee is the presiding director at these meetings.

The Board of Directors currently has an Audit Committee, a Compensation Committee, a Governance and Nominating Committee and an Investment and Finance Committee. Currently all members of these committees are independent.

AUDIT COMMITTEE.    Our Board of Directors has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which defines such a committee as one with the purpose of overseeing the accounting and financial reporting processes, and audits of the financial statements, of the issuer. The Audit Committee consists of Carmine Guerro, Chair, Mariann Byerwalter, Vice Chair, Dr. James C. Castle, John D. Roach and Mary Lee Widener. The Audit Committee held nine meetings in 2007. Information regarding the functions performed by the Audit Committee is set forth in the Audit Committee Report, included in this Proxy Statement. The Board of Directors has determined that Ms. Byerwalter and Messrs. Guerro, Castle and Roach are “audit committee financial experts” within the meaning of applicable SEC rules. The Audit Committee meets in executive session at regularly scheduled meetings.

COMPENSATION COMMITTEE.    The Compensation Committee consists of Louis G. Lower II, Chair, Ronald H. Zech, Vice-Chair, Raymond L. Ocampo Jr., Steven L. Scheid and Dr. Kenneth T. Rosen. The Board determines the Committee’s membership. Each Compensation Committee member is an outside director under Section 162(m) of the Internal Revenue Code and a non-employee director under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee held six meetings in 2007 and met in executive session at each meeting. The Compensation Committee oversees PMI’s compensation and benefit programs, and sets the goals and establishes the elements of the executive compensation program, including setting base salary levels, annual incentive awards and long-term incentives. The Compensation Committee reviews and approves all compensation actions relating to the Chief Executive Officer (“CEO”), the other Named Executive Officers (“NEOs”), as defined below, and other members of senior management who either: (i) are subject to the reporting requirements of Section 16 of the Exchange Act (“Section 16 Officers”); or (ii) have base salaries exceeding $260,000 and have Company-wide authority. The Committee also approves equity awards to the Named Executive Officers and other Section 16 Officers. The Committee has authority, on behalf of the Board, to administer and amend our Bonus Incentive Plan, equity plans, officer deferred compensation plans, the retirement plans, Supplemental Employee Retirement Plan (the “SERP”) and other benefit programs.

Professional Advisors and CEO Recommendations.    The Compensation Committee periodically retains independent advisors as it deems necessary in carrying out its responsibilities. The Compensation Committee has hired Hewitt Associates, a professional compensation consulting firm (the “Compensation Consultant”), to provide recommendations and review executive pay from time to time. The Compensation Consultant has served the Committee for several years and was chosen by the Committee in light of its excellent reputation for rigorous analysis and independent advice, as well as its demonstrated subject-matter expertise. The Compensation Consultant reports directly to the Committee, attends Committee meetings and serves at the pleasure of the Committee. The Compensation Consultant was not engaged by the PMI management for any assignments in 2007. The Committee is authorized to hire other advisers as it sees fit. The Committee receives and takes into account the recommendations of the CEO regarding the performance and pay of his direct reports—the other executive officers. In setting the CEO’s compensation, the Committee discusses with the CEO its general compensation philosophy and the Company’s and the CEO’s performance and goals. The Board of Directors also evaluates the performance of the CEO annually against pre-established goals and priorities, and the Committee takes this assessment into account when setting the CEO’s compensation. The Committee does not discuss the CEO’s compensation with other members of management.

Committee Procedures.    The Committee receives tally sheets of total compensation for the NEOs at its regular meetings. The Committee also regularly receives information and advice about competitive pay practices and other compensation and governance-related compensation issues. The Committee reviews the entire compensation program for each executive, including benefits, when it makes compensation decisions. On an annual basis, the Committee reviews the performance and compensation of each officer and awards incentive pay as applicable, makes equity awards, and sets the base pay, bonus and long-term incentive percentages, and incentive measures for the coming year.

Delegation of Authority.    Pursuant to the Committee’s charter, The Committee may delegate authority to approve executive compensation to subcommittees of one or more Committee members when desired and appropriate. While the Committee has delegated certain authority to administer the day-to-day ministerial operations of PMI’s equity and other compensation plans to management, the Committee has not delegated the authority to management to establish or amend the executive compensation programs or pay awards to executive officers.

The Compensation Committee’s Report on executive compensation is included in this Proxy Statement.

GOVERNANCE AND NOMINATING COMMITTEE.    The Governance and Nominating Committee consists of Wayne E. Hedien, Chair, Carmine Guerro, Louis G. Lower II, Steven L. Scheid and Ronald H. Zech. The Governance and Nominating Committee held four meetings in 2007. The committee members also confer frequently with management between formal meetings. The committee develops and monitors our corporate governance practices and procedures and monitors the responsibilities of Board members, in consultation with the Chairman of the Board. It also makes periodic reports to the Board of Directors regarding our governance practices. The Governance and Nominating Committee assists the Board of Directors in its assessment of the Chief Executive Officer, and assists the Chairman in the annual self-assessment process for the Board of Directors. It advises the Board with respect to the size and composition of the Board and recommends prospective directors to assist in creating a balance of knowledge, experience and capability on the Board. The committee also makes recommendations to the Board regarding director compensation and reviews potential related party transactions. In addition, the committee is responsible for setting dividend policy, making recommendations to the Board regarding the amount and timing of dividends, reviewing and making recommendations regarding the Company’s capital structure, and for credit risk oversight and control.

The Governance and Nominating Committee will consider all stockholder recommendations for candidates for the Board. Such recommendations should be sent to the Governance and Nominating Committee, c/o Corporate Secretary, The PMI Group, Inc., 3003 Oak Road, Walnut Creek, California 94597, should include the candidate’s qualifications and other relevant biographical information, and should provide confirmation of the candidate’s consent to serve as a director. In addition to considering candidates suggested by stockholders, the Governance and Nominating Committee considers potential candidates recommended by current directors and others. The Governance and Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation. The Governance and Nominating Committee determines whether the candidate meets minimum qualifications and possesses specific qualities and skills for directors, and whether requesting additional information or an interview is appropriate. The Governance and Nominating Committee presents its recommended nominees to the Board.

The Governance and Nominating Committee’s minimum qualifications and specific qualities and skills required for directors, and additional information on its procedures, are set forth in our Governance Guidelines. The minimum qualifications generally include the highest standards of personal character, the intent and ability to act in the best interests of shareholders, leadership experience, sound judgment, sufficient availability to serve and the absence of conflicts of interest. The Governance and Nominating Committee did not engage a third party consultant to identify potential candidates in 2007 or to date in 2008.

INVESTMENT AND FINANCE COMMITTEE.    The Investment and Finance Committee consists of Steven L. Scheid, Chair, José H. Villarreal, Vice Chair, Wayne E. Hedien, Dr. Kenneth T. Rosen and Mary Lee Widener. The Investment and Finance Committee held five meetings in 2007. The Investment and Finance Committee oversees our investment portfolio and reviews our investment policies, insurance program and other financial matters. The Investment and Finance Committee also provides oversight of the work of the pension plan administrative committee.

COMMUNICATING WITH THE BOARD OF DIRECTORS.    The Board of Directors welcomes communications from stockholders and other interested parties. Third parties may communicate with the Board, its committees, or any individual director by writing to the director(s) at the address of our headquarters, in care of our General Counsel, calling (866) 525-5213, or sending an email to directors@pmigroup.com. All such communications will be received by the General Counsel, who will forward each communication to the appropriate director or Board committee as soon as possible.

DIRECTORS’ COMPENSATION AND BENEFITS

Directors who are employees of PMI or its subsidiaries do not receive additional compensation for their services as directors. Annual cash retainer fees for non-employee directors are set forth in the following table. Annual retainer fees are paid in quarterly installments.

Non-Employee Director Annual Cash Retainer Fees
Board Members	$60,000
Chair of the Audit Committee	$15,000
Each Chair of the Compensation, Governance and Nominating, and Investment and Finance Committees	$10,000
Presiding Director	$15,000
Members of the former Financial Guaranty Oversight Committee	$70,000
Non-Chair Members of the Audit Committee	$10,000

Non-employee directors also receive quarterly, non-discretionary stock unit grants pursuant to the PMI Amended and Restated Equity Incentive Plan (“Equity Incentive Plan”). The quarterly grants consist of that number of stock units which, when multiplied by the market price per share of our common stock on the date of the award, equals $25,000. Pursuant to the terms of the Equity Incentive Plan, the grants are made the first business day on or after the fifteenth of each of January, April, July and October. Prior to February 2007, the market price was based upon the average of the high and low market prices of PMI’s common stock on the date of grant. In February 2007, the Equity Incentive Plan was amended to provide that the market price is based upon the closing market price of PMI’s common stock on the date of grant. The stock units, which accrue dividends expressed in units when dividends are paid on PMI common stock, vest upon the earlier of cessation of Board service due to retirement, death, disability, resignation or non-reelection to the Board, or the fifth anniversary of the award date. Upon vesting, the units are paid in shares of common stock, on the basis of one share for each stock unit. In addition, a non-employee director may elect to defer the payout of his or her stock units in accordance with PMI’s Equity Incentive Plan.

Under PMI’s 2005 Directors’ Deferred Compensation Plan (which also refers to its predecessor plan), each non-employee director may defer receipt of his or her retainer fees. The minimum permitted deferral is $5,000. All amounts deferred are deemed to be invested in phantom shares of our common stock. On any date, the value of each share of phantom stock will equal the fair market value of a share of our common stock, including reinvestment of any dividends. At the time a director makes a deferral election, he or she must also elect the time and method for payment of the deferred amounts. Phantom shares of our common stock are paid in cash.

All directors have entered into indemnification agreements with the Company pursuant to which the Company is obligated to provide defense and indemnification, including advancement of expenses, in the event that certain claims are asserted against the covered individuals. The Company also provides directors’ and officers’ liability insurance for its directors and officers. Directors are also reimbursed for reasonable expenses relating to their attendance at Board and committee meetings and were reimbursed for their spouses’ attendance at PMI’s 2007 off-site meeting of the Board of Directors.

DIRECTORS’ STOCK OWNERSHIP GUIDELINES.    The Board of Directors has established stock ownership guidelines for all non-employee directors, to be achieved over a period of five years from the date of first election or appointment as a director. The guidelines’ suggest ownership of PMI common stock that has a market value equal to a minimum of five times a director’s annual retainer fee for Board service ($300,000). Stock owned for purposes of the guidelines includes: (a) shares purchased in the open market or upon the exercise of options, including shares held in a retirement plan, (b) stock awarded under PMI’s former Stock Plan For Non-Employee Directors, (c) stock and stock units awarded under the Equity Incentive Plan, (d) common stock equivalents held in the 2005 Directors’ Deferred Compensation Plan, and (e) vested stock options that have an exercise price below the current market price for our common stock (and such vested options are valued at the amount by which the market price of our common stock exceeds the option’s exercise price). In March 2007, all of the non-employee directors with over two years of service exceeded the ownership guidelines. Due to the significant volatility in PMI’s market price per common share since that time, the non-employee directors do not currently meet the guidelines. The Governance and Nominating Committee will monitor the directors’ stock ownership guidelines and address them as appropriate in the future.

2007 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Option Awards ($)[2]	All Other Compensation ($)[3]	Total ($)
Mariann Byerwalter	$65,000	$101,360	$0	$—	$166,360
Dr. James C. Castle	65,000	101,360	0	—	166,360
Carmine Guerro	80,000	101,360	0	—	181,360
Wayne E. Hedien	80,000	101,360	0	—	181,360
Louis G. Lower II	65,000	101,360	0	—	166,360
Raymond L. Ocampo Jr.	65,000	101,360	0	—	166,360
John D. Roach	65,000	101,360	0	—	166,360
Dr. Kenneth T. Rosen	65,000	101,360	0	—	166,360
Steven L. Scheid	65,000	101,360	0	—	166,360
José H. Villarreal	60,000	101,360	0	—	166,360
Mary Lee Widener	65,000	101,360	0	—	166,360
Ronald H. Zech	130,000	101,360	0	—	231,360

[1]

This column represents the aggregate compensation expense to the Company in 2007 for director stock awards granted in 2007 and prior years. The expenses for the awards were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123R (“FAS 123R”). The awards are not forfeitable. The amounts in this column do not correspond to the actual value that will be recognized by the director. The valuation determinations were based upon fair market value at the dates of grant, which is defined under the Equity Incentive Plan as the closing market price of PMI’s common stock on the New York Stock Exchange on the date of grant. Each director received the following directors’ stock unit awards in 2007:

Grant Date	Number of Units	Grant Date Fair Value (in accordance with FAS 123R)
January 15, 2007	531.576	$25,000
April 16, 2007	541.712	$25,000
July 16, 2007	558.659	$25,000
October 15, 2007	823.181	$25,000

Dividends are paid in-kind on the stock units. Each director listed above held 8,147 directors’ stock units at December 31, 2007, with the exception of Mr. Villarreal who was elected in May 2005 and held 5,947 units at year end.

[2]

The following directors held options to purchase the indicated numbers of shares of PMI common stock at December 31, 2007: Ms. Byerwalter—23,250, Mr. Guerro—8,125, Mr. Hedien—38,250, Mr. Lower—23,250, Mr. Ocampo—34,250, Mr. Roach—26,250, Dr. Rosen—18,750, Mr. Scheid—8,125, Ms. Widener—22,250, and Mr. Zech—33,750.

[3]

“All Other Compensation” includes perquisites of an aggregate value of $10,000 or more per director. In 2007, no director received perquisites valued at $10,000 or more, or received any other compensation. We value perquisites at the cost actually paid by PMI.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 14, 2008, unless otherwise noted, certain stock ownership information regarding: (a) all stockholders known by PMI to be the beneficial owners of five percent or more of our common stock, (b) each nominee and current director of PMI, (c) each Named Executive Officer listed in the Summary Compensation Table in this Proxy Statement, and (d) all directors, director nominees and executive officers of PMI as a group. For purposes of this table, a beneficial owner is generally any person or entity that directly, indirectly or through a family relationship has or shares the power to vote or direct the vote of the shares, has the power to trade or dispose of the shares, or has the right to acquire the ownership of any shares at any time within 60 days of March 14, 2008 through the exercise of any option, warrant, right or convertible security.

Common Stock Beneficially Owned1

Beneficial Owner	Number of Shares	Percentage of Class (%)
Old Republic International Corporation[2] 307 North Michigan Avenue Chicago, IL 60601	12,236,044	15.1%

FMR LLC[3] 82 Devonshire Street Boston, Massachusetts 02109	9,021,057	11.1%

Putnam LLC[4] One Post Office Square Boston, MA 02109	7,416,144	9.1%

ClearBridge Advisors, LLC[5] 399 Park Avenue New York, NY 10022	5,606,464	6.9%

Directors and Nominees
Mariann Byerwalter[6]	36,643	*
Dr. James C. Castle[7]	26,175	*
Carmine Guerro[8]	24,038	*
Wayne E. Hedien[9]	71,993	*
Louis G. Lower II10	36,643	*
Raymond L. Ocampo Jr.[11]	53,443	*
John D. Roach[12]	55,393	*
Dr. Kenneth T. Rosen[13]	39,893	*
Steven L. Scheid[14]	20,538	*
L. Stephen Smith (and CEO)[15]	669,870	*
José H. Villarreal[16]	8,961	*
Mary Lee Widener[17]	36,520	*
Ronald H. Zech[18]	49,843	*

Other Named Executive Officers
Donald P. Lofe, Jr.[19]	216,821	*
Bradley M. Shuster[20]	265,702	*
David H. Katkov[21]	192,913	*
Victor J. Bacigalupi[22]	180,644	*
Daniel L. Roberts[23]	187,482	*

All Directors, Nominees and Executive Officers as a Group
(20 persons including those named above)[24]	2,411,046	2.9%

*	Less than 1%

[1]

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, PMI believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 81,212,953 shares of our common stock outstanding as of March 14, 2008. Shares subject to options exercisable on March 14, 2008 or within 60 days thereafter are deemed outstanding for computing the percentage ownership of the person holding such options.

[2]

Based on Schedule 13G filed with the SEC on November 9, 2007, Old Republic International Corporation on behalf of itself and 14 subsidiaries beneficially owned 12,236,044 shares, holding shared voting and dispositive powers as to all such shares.

[3]

Based on Amendment No. 7 to Schedule 13G filed with the SEC on February 14, 2008, FMR LLC on behalf of itself and three other reporting persons (“FMR”) beneficially owned 9,021,057 shares, holding sole dispositive power as to all such shares. According to the filing, FMR had no voting or shared dispositive power over such shares.

[4]

Based on Schedule 13G filed with the SEC on February 1, 2008, Putnam LLC on behalf of itself and two other reporting persons beneficially owned 7,416,144 shares, holding shared voting power as to 165,459 such shares and shared dispositive power over all such shares.

[5]

Based on Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2008, ClearBridge Advisors, LLC and Smith Barney Fund Management LLC beneficially owned 5,606,464 shares as a group, with shared voting and dispositive power as to all such shares.

[6]

Includes 2,218 shares, 11,175 stock units granted to non-employee directors under the Equity Incentive Plan and options to purchase 23,250 shares of common stock exercisable within 60 days of March 14, 2008.

[7]

Includes 15,000 shares and 11,175 stock units granted to non-employee directors under the Equity Incentive Plan. Does not include 5,725 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the 2005 Directors’ Deferred Compensation Plan.

[8]

Includes 4,738 shares, 11,175 stock units granted to non-employee directors under the Equity Incentive Plan and options to purchase 8,125 shares of common stock exercisable within 60 days of March 14, 2008. Does not include 1,256 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the 2005 Directors’ Deferred Compensation Plan.

[9]

Includes 22,568 shares, 11,175 stock units granted to non-employee directors under the Equity Incentive Plan and options to purchase 38,250 shares of common stock exercisable within 60 days of March 14, 2008.

[10]

Includes 2,218 shares, 11,175 stock units granted to non-employee directors under the Equity Incentive Plan and options to purchase 23,250 shares of common stock exercisable within 60 days of March 14, 2008. Does not include 9,816 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the 2005 Directors’ Deferred Compensation Plan.

[11]

Includes 8,018 shares, 11,175 stock units granted to non-employee directors under the Equity Incentive Plan and options to purchase 34,250 shares of common stock exercisable within 60 days of March 14, 2008. Does not include 8,699 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the 2005 Directors’ Deferred Compensation Plan.

[12]

Includes 17,968 shares, 11,175 stock units granted to non-employee directors under the Equity Incentive Plan and options to purchase 26,250 shares of common stock exercisable within 60 days of March 14, 2008. Of the shares held, 5,075 shares have been pledged to secure a line of credit. Does not include 12,435 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the 2005 Directors’ Deferred Compensation Plan.

[13]

Includes 9,968 shares, 11,175 stock units granted to non-employee directors under the Equity Incentive Plan and options to purchase 18,750 shares of common stock exercisable within 60 days of March 14, 2008. Does not include 4,684 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the 2005 Directors’ Deferred Compensation Plan.

[14]

Includes 1,238 shares, 11,175 stock units granted to non-employee directors under the Equity Incentive Plan and options to purchase 8,125 shares of common stock exercisable within 60 days of March 14, 2008. Does not include 4,764 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the 2005 Directors’ Deferred Compensation Plan.

[15]

Includes 47,452 shares, 50,000 shares of restricted stock, options to purchase 571,038 shares of common stock exercisable within 60 days of March 14, 2008 and 1,380 shares of common stock deemed owned under the 401(k) Plan. Does not include 57,375 shares of common stock equivalents arising from the election to defer payment of compensation pursuant to the 2005 Officer Deferred Compensation Plan.

[16]	Includes 8,961 stock units granted to non-employee directors under the Equity Incentive Plan.

[17]

Includes 3,095 shares held directly, of which 375 shares are held by a partnership of which she and a family member are partners, 11,175 stock units granted to non-employee directors under the Equity Incentive Plan and options to purchase 22,250 shares of common stock exercisable within 60 days of March 14, 2008.

[18]

Includes 4,918 shares, 11,175 stock units granted to non-employee directors under the Equity Incentive Plan and options to purchase 33,750 shares of common stock exercisable within 60 days of March 14, 2008. Does not include 13,080 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the 2005 Directors’ Deferred Compensation Plan.

[19]

Includes 6,870 shares, 25,000 shares of restricted stock, options to purchase 184,275 shares of common stock exercisable within 60 days of March 14, 2008 and 676 shares of common stock deemed owned under the 401(k) Plan. Does not include 14,530 shares of common stock equivalents arising from the election to defer payment of compensation pursuant to the 2005 Officer Deferred Compensation Plan.

[20]

Includes 6,510 shares, 50,000 shares of restricted stock and options to purchase 209,192 shares of common stock exercisable within 60 days of March 14, 2008. Does not include 7,140 shares of common stock equivalents arising from the election to defer payment of compensation pursuant to the 2005 Officer Deferred Compensation Plan.

[21]

Includes 1,544 shares, 25,000 shares of restricted stock, options to purchase 164,759 shares of common stock exercisable within 60 days of March 14, 2008 and 1,600 shares held by a QTIP trust for which Mr. Katkov is a co-executor. Does not include 15,729 shares of common stock equivalents arising from the election to defer payment of compensation pursuant to the 2005 Officer Deferred Compensation Plan.

[22]

Includes 8,622 shares, 25,000 shares of restricted stock, options to purchase 144,939 shares of common stock exercisable within 60 days of March 14, 2008 and 2,083 shares of common stock deemed owned under the 401(k) Plan.

[23]

Includes 7,953 shares, 25,000 shares of restricted stock and options to purchase 154,529 shares of common stock exercisable within 60 days of March 14, 2008. Does not include 3,765 shares of common stock equivalents arising from the election to defer payment of compensation pursuant to the 2005 Officer Deferred Compensation Plan.

[24]

See notes 6 through 23 above. Includes 6,626 shares, 25,000 shares of restricted stock, options to purchase 204,235 shares of common stock exercisable within 60 days of March 14, 2008 and 1,675 shares of common stock deemed owned under the 401(k) Plan, by PMI’s two additional executive officers that are not required to be individually included in the table above. Does not include 18,271 shares of common stock equivalents arising from the two additional executive officers’ elections to defer payment of compensation pursuant to the 2005 Officer Deferred Compensation Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and regulations thereunder require our directors, executive officers and persons who own ten percent or more of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock and to furnish PMI with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of these Forms 3, 4 and 5 reports received by PMI, and certain written representations received from our directors and executive officers, PMI believes that all reports required to be filed under Section 16(a) were filed on a timely basis in 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section of our Proxy Statement discusses our program for paying the executives listed in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”) for their work for PMI. While the program includes more individuals than the NEOs, we limit our discussion in this section to the program as it applies to the Named Executive Officers. We explain below our compensation philosophy, the goals and elements of our executive compensation program, and the executive compensation decisions made for 2007 that are reflected in the executive compensation tables and accompanying narratives following this section.

We determined the Named Executive Officers in accordance with SEC rules and include each person who in 2007 served as our principal executive officer, our principal financial officer, our three other most highly compensated executive officers in 2007 and our President of U.S. mortgage insurance operations. For 2007, our Named Executive Officers were: Mr. Smith, Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of PMI and Chief Executive Officer of PMI Mortgage Insurance Co., a wholly owned subsidiary of PMI; Mr. Lofe, Executive Vice President and Chief Financial Officer; Mr. Shuster, President, International and Strategic Investments and President and Chief Executive Officer of PMI Capital Corporation, a wholly owned subsidiary of PMI; Mr. Katkov, Executive Vice President of PMI and President and Chief Operating Officer of PMI Mortgage Insurance Co.; Mr. Bacigalupi, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary; and Mr. Roberts, Executive Vice President and Chief Information Officer.

Summary

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for setting the compensation of our executive officers. (See the description of the Compensation Committee’s responsibilities and processes under Corporate Governance—Compensation Committee above.) The Committee’s decisions on executive pay for the year 2007 reflected its objectives, including offering competitive pay, paying for performance and placing a significant component of compensation at risk. In February 2007, PMI raised the salaries of the Named Executive Officers in a range of 9% to 17%; set the NEOs’ maximum bonus opportunities in a range of 150% to 240% of salary, compared to a range of 140% to 230% for the year 2006; and granted stock options to the NEOs based on a percentage of base salary, translated to shares using a Black-Scholes valuation. Because PMI did not achieve net income goals in 2007, bonuses for the 2007 performance year were not awarded to the NEOs under The PMI Group, Inc. Bonus Incentive Plan (“Bonus Plan”). Discretionary bonuses at levels no greater than 25% of 2007 target amounts were awarded by the Committee to three non-business unit executive officers based on their individual performance. In 2008, the Committee approved salary increases of 3.9% for each of the NEOs, awarded restricted stock units and stock options to the executives, and set new bonus criteria for the 2008 earning period, which included metrics based on revenue, net income, adjusted book value per share, and other corporate objectives, such as implementation of the Company’s capital plan. The Committee has also proposed to the stockholders an amended Bonus Plan. See Item 3 in this Proxy Statement.

PMI’s Business and Values

Our compensation philosophy and program are shaped by PMI’s business and values. We seek to attract and retain leaders who have the experience to develop, along with the Board, the strategic direction of the Company and who exemplify PMI’s values. As the leaders of our Company, PMI’s executive officers must conduct themselves with the highest ethical standards and with a passion for achieving the Company’s success.

We value:

•	the potential of every individual to make a difference;

•	the power of teams to deliver extraordinary results;

•	perfecting our performance to create lasting value;

•	personal and corporate commitment to build strong communities; and

•	the promise of integrity in all that we do.

What is PMI’s Compensation Philosophy? What are the Objectives of our Executive Compensation Program?

COMPENSATION PHILOSOPHY.    The Committee’s guiding philosophy is to provide executive compensation that attracts, motivates and retains highly talented executives that are critical to the creation of long-term shareholder value. The Committee believes that a compensation program should not only be attractive enough to induce quality leaders to join and stay with the Company, but should also reward the kind of efforts and results that will help the Company achieve its goals. Pay decisions are made at PMI in the context and with the realization that pay is only one reason that someone stays with or joins an organization and works productively and creatively. The other reasons include having one’s talents utilized to the fullest, having satisfying job challenges and being in the company of talented and collaborative people who share common values.

COMPENSATION OBJECTIVES.    Specifically, the objectives of our executive compensation program are to:

1.	offer a total compensation package that is competitive in the markets in which we compete for executive talent;

2.	tie a significant portion of compensation to PMI’s achievement of its mission and goals; and

3.	align the interests of PMI’s executive team with those of PMI’s stockholders.

The Committee’s decisions with respect to both compensation program design and particular compensation awards are made in light of the above-described philosophy and goals. The Committee awards compensation to the executive officers in a manner, and at a level, that it believes will further one or more of the three significant compensation objectives described above. The Committee regularly reviews the Company’s compensation program to ensure that each aspect of the program is, in fact, continuing to advance the Company’s compensation objectives. These objectives are described further below.

1. Competitive Factors

In order to recruit and retain talented executives, the Committee believes that our compensation practices must be competitive with those of other employers with which PMI competes for talent. Accordingly, as part of its compensation decision-making process, the Committee reviews at least annually comparative compensation information derived from a peer group of companies (the “Compensation Peer Group”). PMI’s competitors for executive talent are not necessarily the same companies that would be included in an industry index established to compare stockholder returns because PMI requires skills and perspectives from a broader range of backgrounds. In addition, there are few companies that are pure peers of PMI with respect to both business mix and size. In selecting members of the Compensation Peer Group, the Committee consulted with Hewitt Associates, the Committee’s Compensation Consultant, and reviewed numerous factors including the potential peers’ business mix, market capitalization, revenue levels, price-to-earnings ratio, return on equity, earnings per share growth, book value growth, net income growth and executive positions. The Committee selected a Compensation Peer Group for 2007 that includes public reporting diversified insurance and financial services companies similar in scope and size, and/or with a similar strategic orientation, to PMI. The companies chosen were:

• Ambac Financial Group Inc. • Assured Guaranty Ltd • Cincinnati Financial Corporation • CIT Group, Inc. • Everest Re Group Ltd • First American Corp./CA • Genworth Financial	• HCC Insurance Holdings Inc. • IndyMac Bancorp, Inc. • MBIA Inc. • MGIC Investment Corp. • Old Republic International Corporation • Radian Group Inc. • StanCorp Financial Group, Inc.

The changes in the Compensation Peer Group from 2006 to 2007 were the deletion of Golden West Financial Corp. (acquired by Wachovia Corporation); W.R. Berkley and Partner Re Ltd. based on reduced comparability of pay and business mix; and the addition of CIT Group Inc., First American Corp/CA and HCC Insurance Holdings Inc. The Committee reviews the Compensation Peer Group annually to ensure that its component companies are suitable.

The Committee’s compensation decisions are further informed by its review of additional market and pay level data relating to companies of similar size to PMI in a broad range of industries.

2. Pay for Performance

PMI pays for, and rewards, performance. At the executive level, this means that nearly all aspects of our compensation program are designed in whole or in part to reward individual excellence and achievement that has led to the achievement of corporate goals. Accordingly, the Committee’s compensation decisions are driven by both PMI’s performance and the Committee’s assessment of each executive officer’s performance. Stellar individual performance that has not resulted in collective achievement is not the primary goal and, therefore, our executive compensation program metrics are not based primarily on individual achievement. Rather, a significant portion of executive compensation is contingent upon the achievement of PMI’s short- and long-term financial and other corporate objectives, including the creation of shareholder value. While annual incentive awards are based upon corporate financial criteria and other quantitative and qualitative factors, including the achievement of pre-established corporate goals, the Committee also takes into account the performance of each executive. In considering individual performance, the Committee seeks to balance the important goal of collective achievement with the need, particularly in periods of high market and economic volatility, to reward individual excellence in order to attract and retain superlative employees. Key factors affecting the Committee’s individual assessments include the nature and scope of the executive officer’s responsibilities, and his or her level of experience, effectiveness in leading corporate initiatives, and success in creating a culture of integrity and compliance. In assessing the performance of individual executives other than the Chief Executive Officer, the Committee receives and evaluates reports on the executives provided by the Chief Executive Officer, as well as other sources of information. In evaluating the CEO’s performance, the Committee takes into account the annual assessment of the performance of the Chief Executive Officer that is provided by the Governance and Nominating Committee, as well as other factors deemed relevant by the Committee.

3. Aligning with Stockholders

PMI’s compensation program is designed to motivate executives to achieve excellent results in a manner that builds long-term shareholder value. The Committee includes a significant equity component in total compensation to align executives with PMI’s long-term financial goals and the interests of our stockholders. The Committee’s focus on shareholder value creation is further supported by its policy of stock ownership levels for executives. The Committee also believes that the multi-year vesting of stock-based awards furthers the goal of executive retention.

What are the Elements of Our Executive Compensation Program? What Actions did the Committee Take with Respect to the Program in 2007?

The objectives described above are supported by the three major elements of our compensation program: base salaries, annual performance incentive opportunities, and the potential for long-term rewards under PMI’s equity incentive program. The Committee selected these three pay elements described below, because it believes that they maximize the Company’s ability to retain, motivate and attract the talent that can lead the Company, particularly in light of the use of the same pay elements by the corporations within the Compensation Peer Group. The Company also provides health, life and disability benefits, retirement benefits and savings programs, change of control and indemnification agreements, and certain perquisites.

In 2007, the Committee considered the appropriateness of each executive officer’s entire package when evaluating each element of compensation. At each regularly scheduled Committee meeting, the Committee received tally sheets of each executive officer’s compensation that were prepared by the Human Resources Department. The tally sheets include three-year history of cash compensation, equity awards and option exercises; as well as outstanding shares and equity incentives held, performance against stock ownership guidelines, estimated retirement benefits, the balance of any non-qualified deferred compensation account, and the total amount payable upon a change of control accompanied by an adverse change in employment. The Committee also took into account internal parity among the NEOs, including the ratio of the total pay of the CEO to that of the next highest paid NEO. In consultation with the Compensation Consultant, the Committee has determined that the executive pay differentials at PMI are both appropriate based upon the responsibilities of the positions and modest in comparison with market trends. The amounts and types of compensation paid or awarded for 2007 are set forth below in the compensation tables and accompanying narratives.

BASE SALARIES.    The Committee believes that salaries are a necessary part of any compensation program and that paying reasonable salaries is critical to attracting and retaining highly qualified executives.

The 2007 salaries set forth in the Summary Compensation Table below were consistent with the Committee’s desire that a base salary not be a large percentage of total compensation and, accordingly, salaries should generally be targeted at the median (50th percentile) level among companies included in the Compensation Peer Group. In addition, the Committee believes that the median level is the right level for attracting and retaining talented executives. The Committee has determined that the salaries for all NEOs are within the appropriate competitive range in light of each of their positions, experience, responsibilities, tenure and performance. The Committee believes that the base salary increases reflected in the 2007 salaries achieved its goals of retaining talented executives while ensuring that a significant percentage of total compensation remains subject to the achievement of PMI’s corporate goals and financial targets.

PERFORMANCE-BASED ANNUAL INCENTIVES.    PMI’s compensation program includes annual cash incentive award opportunities. See the description of PMI’s annual incentive program accompanying the Summary Compensation Table and the Grants of Plan-Based Awards in 2007 Table below. The Committee believes that annual incentives further the goal of tying a significant portion of compensation to PMI’s achievement of its strategic annual goals and provide a means by which to reward superior performance. The Committee believes that annual incentive opportunities are necessary to attract and retain talented and experienced executives. Annual incentive awards are primarily designed to focus management on financial measures and corporate initiatives that promote shareholder value. Accordingly, awards are predominantly tied to PMI’s performance and, to a lesser extent, the Committee’s overall assessment of the executive’s performance. Unless otherwise determined by the Committee, annual incentive awards to PMI’s executives are payable pursuant to PMI’s Bonus Plan, (a plan qualified under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)” and the “Code,” respectively). See Grants of Plan-Based Awards in 2007 in this Proxy Statement for more information about the Bonus Plan. PMI has submitted a proposal to stockholders to amend the Bonus Plan—see Item 3 in this Proxy Statement.

To assist the Committee in deciding whether, and to what extent, to pay bonuses, the Committee annually sets and reviews company performance criteria (the “Company criteria”) in conjunction with other quantitative and qualitative factors relating to the Company’s performance, as well as the performance of the individual executive. In selecting the Company criteria, the Committee considers, among other things, the strategic goals of the Company, corporate financial projections, the likelihood of criteria to motivate management to achieve corporate financial and strategic targets, and the measures and targets used by the Compensation Peer Group. Prior to selecting the Company criteria, the Committee engages in discussions with the CEO, other executive officers, other members of the Board of Directors and the Compensation Consultant. It is the goal of the Committee to establish Company criteria that are not easily achieved. The target incentive opportunities are generally intended to be consistent with approximately the median (50th percentile) Compensation Peer Group opportunity. To fulfill this intention, the target incentive opportunities for the NEOs were increased in 2007 to a range of from 150% to 240% of salary, from a previous range of 140% to 230% of salary.

Corporate Performance Measures for 2007 Annual Incentives.    In February 2007, the Committee set the maximum bonus pool and maximum bonus amounts that could be earned in 2007 under the Bonus Plan as follows:

•

The maximum bonus pool was set at 5% of net income. Under the Bonus Plan, bonuses may only be paid out of the net income bonus pool. Therefore, if the Company does not achieve net income, bonuses may not be paid out under the Bonus Plan.

•

The 2007 maximum bonus opportunity, expressed as a percentage of base salary, for each of the Named Executive Officers was: Mr. Smith—240%, Mr. Lofe—170%, Mr. Shuster—185%, Mr. Katkov—175%, Mr. Bacigalupi—170% and Mr. Roberts—150%.

The Committee also established the following criteria to review, in conjunction with other quantitative and qualitative factors, when it determined whether, and to what extent, to award bonuses from the aggregate bonus pool pursuant to the Bonus Plan:

A.	The Company income criteria:

•	2007 consolidated net income target of $432.9 million;

•	2007 net income target of $207.1 million; from operations overseen by PMI Capital Corporation; and

•	2007 underwriting income target of $299.2 million from PMI’s U.S. mortgage insurance operations.

These criteria excluded realized gains/losses, extraordinary items under GAAP, any impact of changes in accounting principles, adjustments to reflect lost investment income from stock repurchase activities authorized by the Board of Directors and the effect of FGIC refundings. The Committee weighted these three criteria equally.

The Committee further established that no annual incentive payouts would be awarded for this portion of the criteria unless PMI earned a threshold return on average equity that was at least four percentage points above the 10-year U.S. Treasury bond yield for 2007.

B.	Attainment of various corporate objectives criteria, including additional financial criteria related to return on equity, operating efficiency and the price/earnings ratio; corporate strategic planning and strategic objectives; capital management; business segment synergies; investor, rating agency and governmental relations activities; and key officer development.

The Committee weighted the income criteria and the corporate objectives criteria at 65% and 35% each, respectively. In addition to these criteria, the Committee reserved the discretion to consider other quantitative and qualitative factors, including individual performance, retention, reward and motivation.

The Committee designed the net income bonus pool and criteria to motivate our executive officers to achieve our 2007 goals in a manner consistent with the creation of shareholder value. The Committee selected the Company income criteria for 2007 because, among other things, it believed that: (i) net income is one of the fundamental measures of company performance used by management, the Board of Directors and PMI’s stockholders; and (ii) the focus on the net income of PMI’s two operating segments, PMI Capital Corporation and PMI’s U.S. mortgage insurance operations, was intended to encourage continued diversification and growth as well as commitment to PMI’s core operations.

The potential cash payouts for 2007 bonuses under the Bonus Plan are set forth below under Estimated Possible Payouts Under Non-Equity Incentive Plan Awards in the table entitled Grants of Plan-Based Awards in 2007.

Because the Company did not achieve net income in 2007, no bonus pool was available under the Bonus Plan and no bonuses were paid under the Bonus Plan. The Company did not reach threshold levels with respect to any of the three income criteria discussed above. The Committee awarded discretionary bonuses with respect to the 2007 performance period to Messrs. Lofe, Bacigalupi and Roberts, the three NEOs not in charge of business units, in the amounts set forth in the Summary Compensation Table. The discretionary bonuses, representing 20% to 25% of their respective target amounts, reflect the Committee’s judgment that each of these officers and the administrative operations for which they are responsible contributed significantly to PMI under extremely difficult market conditions.

LONG-TERM INCENTIVES.    Long-term incentives are a key compensation tool used to align management’s interests with those of PMI’s stockholders and to reward management for increasing stockholder value. PMI uses equity-based awards for long-term incentives because PMI believes that they are the best way to align PMI’s senior management team with PMI’s stockholders. Equity incentive awards are made under PMI’s Equity Incentive Plan and are generally awarded on an annual basis to officers and key employees of PMI and its affiliates.

The Committee regularly evaluates the appropriateness of various equity incentive vehicles and, in doing so, considers a range of factors, including dilutive effects, accounting consequences, tax effects, retention value, alignment with stockholders and the practices of the Compensation Peer Group, with which PMI competes for talent. In 2007, the Committee selected stock options as equity awards because: (i) an option holder, like a PMI shareholder, only benefits if the market price appreciates after the equity is acquired, and (ii) the selection of stock options was consistent with past prevailing practices within the Compensation Peer Group. In the past, the Committee has awarded restricted stock and performance shares.

In 2007, as in previous years, the Committee determined the dollar values of stock option grants to NEOs based upon a percentage of base salary. In accord with the Committee’s view that a substantial portion of total compensation should be equity-based, the dollar values of such awards, at the time of grant, are generally targeted to position PMI’s Named Executive Officers competitively between the 50th and 75th percentiles of PMI’s Compensation Peer Group. In addition, the Committee believes that this range is the right level to motivate our executives to contribute to the Company’s success. In 2007, in determining the percentage of salary that should be awarded as equity, the Committee also considered, among other factors, the level of stock option grants that are most likely to ensure the continued alignment of management’s interests with those of PMI’s stockholders and reward the creation of shareholder value, in light of past equity awards. In addition, the Committee considered the accomplishments of the NEOs in 2006 as an indicator of future performance, their strategic importance to PMI, prior equity grants awarded to each NEO, long-term incentive data from the Compensation Peer Group and other sources, and the Committee’s long-standing goal of retaining high quality executives. Based upon these considerations, the Committee awarded the NEOs options with estimated grant date values of the following approximate percentages of base salary: Mr. Smith (300%), Mr. Lofe (170%), Mr. Shuster (185%), Mr. Katkov (175%), Mr. Bacigalupi (170%) and Mr. Roberts (150%).

Using a Black-Scholes based valuation methodology determined in consultation with the Compensation Consultant, the dollar value selected by the Committee was then translated into the number of options to be awarded. Actual stock option awards are set forth in the table entitled Grants of Plan-Based Awards in 2007.

The stock options awarded were designed to foster retention by vesting in three annual installments, provided continued employment with the Company. The Committee also took into account the compensation expense generated by stock option awards and other equity awards under FAS 123R, the amount of stock options available for use as authorized by the stockholders and the number of options to be granted in any particular year. Executives will be able to profit from the stock options only if there has been appreciation in PMI’s stock value following the grant date and on the date that the options are exercised. This profit, if any, may be substantially higher or lower than the values at the time of grant shown in the table.

Executive Ownership Guidelines.     The Committee has established equity ownership guidelines for our Named Executive Officers, to be achieved through direct ownership of shares of PMI common stock, indirect ownership through Company savings plans, ownership of restricted stock whether or not vested, and/or through holding vested stock options with an aggregate market value of PMI common stock in excess of the exercise price. Each executive is generally expected to own common stock or other forms of equity with a market value equal to three to six times (depending upon the position) his or her average annual base salary over the past five years. In March 2007, all of the NEOs exceeded the ownership guidelines by at least 200%. Due to the significant volatility in the market prices of PMI’s common stock, our NEOs do not currently meet the guidelines. The Committee will monitor the stock ownership guidelines and address them as appropriate from time to time. PMI also maintains an insider trading policy that prohibits employees, including executive officers, from engaging in speculative trading.

Other Aspects of Our Program

OTHER BENEFITS.    As part of a competitive overall compensation package, PMI provides the NEOs other benefits as described below.

Retirement and Savings Plans.    The Named Executive Officers are eligible to participate in PMI’s broad-based 401(k) and retirement plans, the SERP and the officers deferred compensation plan. The pension plans and deferred compensation plan are described below under 2007 Pension Benefits and 2007 Nonqualified Deferred Compensation, respectively. The 401(k) and deferred compensation plans in some instances include matching cash or stock features. Company matching amounts for the Named Executive Officers allocated to their accounts in 2006 and 2007 are included in the Summary Compensation Table. PMI aims to provide the types of savings and financial security programs to assist employees in preparing for retirement that are customary among those companies that compete with us for talent. For example, defined benefit and supplemental employee retirement plans are common in the insurance industry and in our Compensation Peer Group. The SERP is intended to provide benefits to eligible executives that are comparable, as a percentage of compensation, to benefits provided to employees whose compensation is not limited by the annual compensation limit under federal law. In addition, the vesting requirements of the retirement plans and of Company matching contributions provide significant retention value.

Health, Life, Disability and Similar Group and Broad-Based Benefits.    Other benefits provided by PMI to its executive officers include life, disability and medical insurance (including retiree medical insurance) under PMI’s group benefits plans, and the Employee Stock Purchase Plan, which provides for the purchase of Company stock at a 15% discount. We believe that these programs are important prerequisites to hiring quality employees.

Perquisites.    The Company provides to the Named Executive Officers a limited number of perquisites, including for each executive, an auto allowance, financial planning and tax preparation services. These benefits (which ranged from $40,000 to $47,000 for the NEOs in 2007) provide a measure of convenience and minimize distractions from the executive’s attention to the demands of his or her position. See the Summary Compensation Table and accompanying text.

Indemnification.    All NEOs have entered into indemnification agreements pursuant to which PMI is obligated to provide defense and indemnification, including advancement of expenses, in the event that certain claims are asserted against the covered individuals. PMI also provides directors’ and officers’ liability insurance for its directors and executive officers.

CHANGE OF CONTROL ARRANGEMENTS.    PMI has entered into change of control agreements with each of its executive officers. These agreements are designed to retain the executives and continue their focus on creating shareholder value even in the event of a potential or actual change of control. The Committee believes it is imperative to be able to maintain a stable and competent management base, and that PMI’s continued success depends, to a significant degree, on the skills and leadership of our senior officers. By mitigating the effects of job related uncertainty due to a potential change of control, the change of control agreements (“COC

Agreements”) are intended to assure that PMI will have the continued dedication of our senior officers by diminishing the inevitable distraction of such officers by virtue of the personal uncertainties and risks arising from a change of control of PMI. A description of the material terms of these agreements is contained in the section below entitled, Potential Payments in Connection with a Change of Control. The multiples applied to each executive’s entitlement to compensation and benefits under these agreements were designed to assure the stability needed for both the executive and the Company, and were determined by the Committee in consultation with the Compensation Consultant and counsel retained for purposes of providing advice regarding the terms and conditions of the COC Agreements.

NO EMPLOYMENT OR SEVERANCE ARRANGEMENTS.    Other than the COC Agreements described in the immediately preceding paragraph, PMI does not have any employment agreement or severance plan or arrangement with respect to its executive officers.

EQUITY AWARDS PRACTICES.    Equity awards at PMI are granted pursuant to The PMI Group, Inc. Equity Incentive Plan. In accordance with this plan, the Committee reviews and approves all equity awards to officers (i) who are subject to the reporting requirements of the Exchange Act, or (ii) whose base salary is more than $260,000 and who have Company-wide authority (collectively, “executives”). The Named Executive Officers are part of this executive group. While the Committee has the authority to make equity awards under the plan at any time, the Committee generally awards equity incentives to our executives annually after PMI’s financial results for the previous year have been publicly disclosed. The Equity Incentive Plan defines the “Grant Date” of an equity award as “the date on which the [Compensation] Committee approves the material terms of the Award or such later date as the Committee, in its discretion, may determine.” In addition, the plan mandates that the exercise price of stock options be not less than 100% of the fair market value of PMI common stock on the grant date.

Annual equity awards to non-executive officers and other employees at PMI are made in a manner similar to the practice described above. Consistent with the Equity Incentive Plan, the Committee has delegated to the CEO the authority to grant equity awards to non-executive officers and employees. Annual equity awards to this group of employees are generally granted on the same dates, and bear the same exercise prices, as awards to executives. The Company’s practice is for the CEO to grant equity awards to eligible newly hired and promoted non-executive employees once per quarter, on the tenth day (or, if not a business day, the next succeeding business day) of the second month of each calendar quarter. The equity awards are generally made during time periods when the Company’s earnings for the previous reporting period have been published. We have not engaged in any market-timing with respect to equity awards.

TAX AND ACCOUNTING CONSIDERATIONS.

Deductibility of Executive Compensation.    The Committee considers whether compensation paid to PMI’s executives will be fully tax deductible to PMI. Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Chief Executive Officer and to each of the other three most highly compensated Named Executive Officers, excluding the Chief Financial Officer. The general rule is that annual compensation paid to any of these executives will be deductible to PMI only to the extent that it does not exceed $1,000,000 or qualifies as “performance-based” compensation under Section 162(m). The Committee has adopted a policy that the compensation program, and compensation paid to executives, shall generally comply with Section 162(m)’s requirements for compensation to be deductible for federal income tax purposes. The Committee has the discretion to make nondeductible awards, to the extent the Committee determines it is consistent with PMI’s best interests, to reward employees for excellent service or recruit new executives while taking into consideration the financial effects such action may have on PMI. All compensation paid by PMI to its senior executives in 2007 was within the deductibility limits of Section 162(m).

Nonqualified Deferred Compensation.    The American Jobs Creation Act of 2004 changed the tax rules applicable to nonqualified deferred compensation arrangements. While certain of the final regulations have not yet become effective, the Company believes it is operating in good faith compliance with the statutory provisions, which were effective January 1, 2005, and applicable guidance (“Section 409A”). A number of the compensation programs of PMI contain provisions that are subject to Section 409A. PMI’s nonqualified deferred compensation program for officers is described below under the heading 2007 Nonqualified Deferred Compensation.

Accounting for Stock-Based Compensation.    Effective January 1, 2006, PMI began accounting for stock-based payments, including stock options and restricted stock awarded under the Equity Incentive Plan, in accordance with the requirements of Statement of Accounting Standards 123R (“FAS 123R”). The Committee weighed the cost of stock options granted in 2007 against the benefits of their incentive value, and determined that providing such equity incentives to our executive officers was in the best interests of PMI and its stockholders.

Potential Impact on Compensation from a Significant Restatement of Financial Results.    In the event of a significant restatement of PMI’s financial results caused by executive fraud or willful misconduct, the Board may take any number of actions with respect to such executive(s), depending upon the facts and circumstances, including, but not limited to (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and/or (3) seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities, or Section 304 of the Sarbanes-Oxley Act, which requires reimbursement by the CEO and CFO of bonus or equity-based compensation received, as well as any profits from the sale of a company’s securities, during the 12-month period following initial publication of financial statements required to be restated due to material non-compliance with the financial reporting requirements as a result of misconduct.

Executive Compensation Program for 2008

The Committee has taken the following actions with respect to 2008 NEO compensation.

Base Salaries.    The Committee approved salary increases of approximately 3.9% for each of the NEOs for 2008 as a cost-of-living adjustment, as follows:

Name	Increase	2008 Salary
Mr. Smith	$30,000	$830,000
Mr. Lofe	15,000	440,000
Mr. Shuster	20,000	495,000
Mr. Katkov	15,000	445,000
Mr. Bacigalupi	15,000	440,000
Mr. Roberts	15,000	365,000

The Committee also determined that the 2008 salaries were consistent with the median salaries of equivalent positions in the Compensation Peer Group.

Bonus Incentive Plan.    The Committee has proposed to stockholders an amended and restated Bonus Plan to allow for the selection of Company criteria each year from a list of criteria set forth in the Bonus Plan depending upon PMI’s then current situation and strategy, rather than having the single criteria of net income comprising the maximum bonus pool. The amended Bonus Plan would provide more flexibility on the part of the Committee in designing Company criteria that best motivate executives to contribute to the Company’s success in a changing business environment. The proposed amended Bonus Plan is intended to continue to qualify as a performance-based plan under Section 162(m) of the Internal Revenue Code, thereby exempting awards under the Bonus Plan from limits on tax deductibility. See Item 3 in this Proxy Statement.

The Committee has established the following criteria that it will review when it determines whether, and to what extent, to award bonuses for 2008 performance of each of the NEOs:

•	Financial criteria (weighted 50%):

•	2008 U.S. primary flow mortgage insurance revenues;

•	2008 U.S. mortgage insurance incurred losses; and

•	2008 international mortgage insurance net income.

•	Attainment of the following corporate objectives criteria, subject to specific benchmarks (weighted 50%):

•	capital management, including implementation of the Company’s capital management plan;

•	ratings and GSE eligibility management;

•	2008 adjusted book value;* and

•	Average AURA (Automated Underwriting Risk Analysis) score relating to portfolio risk for 2008 U.S. primary flow new mortgage insurance written.

*Adjusted book value excludes other comprehensive income, PMI’s investments in FGIC and RAM Re, net realized gains and losses on investment securities, mark-to-market adjustments related to PMI’s European subsidiary, changes in accounting principles and capital/asset transactions authorized by the Board of Directors.

If the proposed amended Bonus Plan is not approved by stockholders, the Committee may or may not apply the 2008 criteria to the performance of the NEOs in 2008 and may award bonuses outside the existing Bonus Plan. In such case, awards may not qualify under Section 162(m). The Committee also may pay bonuses to Bonus Plan participants outside of the Bonus Plan for the accomplishment of other strategic or individual goals.

The Committee established threshold, target and maximum numeric goals for both the financial criteria and the corporate objectives criteria, that the Company considers confidential. The numeric goals associated with “target” financial criteria are consistent with the financial goals contained in the Board-approved corporate operating plan for 2008. Based upon the facts that (i) the Committee has not historically paid bonus awards at the maximum level under the Bonus Plan and (ii) the criteria associated with potential maximum bonus payouts for 2008 are significantly higher than the financial goals contained in the operating plan, the Committee believes that the criteria are sufficiently challenging and difficult to focus executives on superior achievement of the Company’s short-term objectives.

Equity Incentive Plan.    In March 2008, the Committee selected restricted stock units and stock options as the forms of equity to grant to NEOs. The restricted stock units awarded, when earned and vested, are convertible to shares of common stock on a one-for-one basis. The Committee selected restricted stock units in light of the following factors and considerations:

•

A growing number of constituent companies in the Compensation Peer Group, with which we compete for executive talent, are awarding restricted stock units. Restricted stock units provide value under terms that foster retention and offer an opportunity to increase stock ownership and benefit from an increase in stock value.

•	The use of restricted stock units lowers potential share dilution to the stockholders.

•

Given the limited amount of authorized shares currently available under the Equity Incentive Plan, the use of restricted stock units in combination with stock options rather than solely granting stock options will conserve authorized shares.

The Named Executive Officers received the following numbers of restricted stock units and stock options on March 19, 2008, when the closing market price of our stock was $5.25 per share:

Name	Number of Shares Subject to Option	Restricted Stock Units
Mr. Smith	171,400	85,700
Mr. Lofe	54,000	27,000
Mr. Shuster	64,200	32,100
Mr. Katkov	56,400	28,200
Mr. Bacigalupi	54,000	27,000
Mr. Roberts	39,000	19,500

The Committee granted to each NEO restricted stock units and options (of approximately equal value) with an aggregate grant date fair value representing approximately two-thirds of the grant date fair value of the equity awards granted to such officer in 2007. The Committee’s decision to set the equity awards at the levels shown above reflects, among other things: (a) the Committee’s desire to award equity at levels sufficient to incentivize and retain our key employees; (b) the Committee’s recognition that prior equity grants have lost significant retention value; (c) the Committee’s desire to reduce the dilutive impact of equity awards in 2008; and (d) the Committee’s recognition of the limited number of remaining authorized shares under the Equity Incentive Plan.

The restricted stock units and the stock options granted vest in three, equal annual installments from the date of grant, provided that the holder continues in the employ of the Company. The vesting condition provides retention value. No dividends are paid or accrued on the restricted stock units. In addition, no voting rights attach to the units; only to the shares upon conversion of the units. The stock options carry a term of ten years.

Conclusion

PMI’s executive compensation program is designed to achieve the Committee’s goals of attracting, motivating and retaining highly talented executives that are focused on creating long-term shareholder value. The individual compensation decisions that the Committee made for 2007 were made with these important goals in mind. As a consequence of PMI’s 2007 financial results, short- and long-term incentive compensation paid to, or realized by, NEOs for the year 2007 decreased. We believe that compensation changes made and proposed for the executive compensation program in 2008 will enhance our executive compensation program and motivate our executives to achieve desired results in 2008.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis as set forth in this Proxy Statement. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in PMI’s 2007 Annual Report on Form 10-K through incorporation by reference to this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Louis G. Lower II, Chair

Ronald H. Zech, Vice-Chair

Raymond L. Ocampo Jr.

Dr. Kenneth T. Rosen

Steven L. Scheid

Except to the extent otherwise specifically stated by PMI, the Compensation Committee Report and those portions of the Audit Committee Report that are not deemed filed for purposes of the Securities Exchange Act of 1934, shall not be deemed incorporated by reference into any filing with the SEC, and shall not otherwise be deemed filed with the SEC.

Summary Compensation Table

The following table provides information about compensation earned by our Named Executive Officers in the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonquali- fied Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
L. Stephen Smith Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer	2007	$800,000	$0	$462,183	$2,473,784	$0	$1,295,855	$122,395	$5,154,217
	2006	649,583	0	462,183	1,342,969	968,419	881,957	170,816	4,475,927

Donald P. Lofe, Jr. Executive Vice President and Chief Financial Officer	2007	425,000	117,000	231,092	629,789	0	101,826	59,563	1,564,270
	2006	390,000	0	231,984	379,501	380,250	90,715	80,259	1,552,709

Bradley M. Shuster President, International and Strategic Investments, The PMI Group, Inc., President and Chief Executive Officer, PMI Capital Corporation	2007	475,000	0	462,183	760,644	0	229,889	53,830	1,981,546
	2006	415,000	0	462,183	495,139	485,550	214,573	141,901	2,214,346

David H. Katkov Executive Vice President, The PMI Group, Inc., President and Chief Operating Officer, PMI Mortgage Insurance Co.	2007	430,000	0	231,092	637,258	0	216,121	80,620	1,595,091
	2006	385,333	0	231,092	361,055	374,969	213,470	54,583	1,620,502

Victor J. Bacigalupi Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	2007	425,000	117,000	231,092	788,415	0	367,631	46,619	1,975,757
	2006	385,000	0	231,092	678,262	375,375	331,577	50,400	2,051,706

Daniel L. Roberts Executive Vice President and Chief Information Officer	2007	350,000	65,000	231,092	761,489	0	157,336	52,126	1,617,043
	2006	322,000	0	231,092	400,327	293,020	158,441	52,435	1,457,315

Certain of the columns are explained below.

Salary.    Pursuant to the 2005 Officer Deferred Compensation Plan, Mr. Lofe deferred part of his salary earned in 2007, and Messrs. Smith and Lofe deferred part of their respective salaries earned in 2006.

Bonus.    This column represents discretionary bonuses paid outside the Company’s Bonus Plan for achievement in the year indicated. Messrs. Lofe and Roberts deferred receipt of some or all of their respective bonuses earned in 2007 pursuant to the 2005 Officer Deferred Compensation Plan.

Stock Awards.    This column represents the compensation expense of the Company in 2007 for restricted stock awards granted to the NEOs on May 19, 2005. The expenses for the awards were determined in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown are to exclude the impact of estimated forfeitures related to service-based vesting conditions, of which there were none. The amounts in the column do not correspond to the actual value that will be recognized by the executive. The valuation determinations were based upon fair market value at the dates of grant, which is defined under the Equity Incentive Plan as the closing market price of PMI’s common stock on the New York Stock Exchange on the date of grant. The restricted stock vests four years from grant, provided that the holder remains employed by, or a consultant to, PMI.

Option Awards.    This column represents the compensation expense of the Company in the designated year for stock option grants, whenever granted. The expenses for the stock option grants were determined in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown are to exclude the impact of estimated forfeitures related to service-based vesting conditions, of which there were none. The amounts in the column do not correspond to the actual value that will be realized by the executive. The assumptions for making the valuation determinations of all options granted are based upon a Black-Scholes option pricing model and are set forth in Note 16 to our consolidated financial statements in PMI’s Form 10-K for the fiscal year ended December 31, 2007. In accordance with FAS 123R, PMI recognized, in the year of grant, 100% of the grant-date value of awards to Messrs. Bacigalupi, Roberts and Smith, who are eligible for retirement, as defined by the Equity Incentive Plan. For the other NEOs, the expense recognized in 2007 related to option grants in 2006 and 2007, and the expense recognized in 2006 related to option grants in 2003 and 2006. See the table, Grants of Plan-Based Awards in 2007, for information on options granted in 2007.

Non-Equity Incentive Plan Compensation.    Amounts set forth in this column represent bonuses earned under the PMI Bonus Plan, a plan intended to qualify under Section 162(m). Amounts for a designated year represent amounts earned in that year and paid in the subsequent year. The Plan provides for the payment of bonuses from a pool that is a percentage (not to exceed 5%) of PMI’s consolidated net income for the year. The size of the aggregate net income bonus pool is determined annually by the Committee. The Plan does not provide the Committee with the discretion to pay aggregate bonuses under the Bonus Plan in excess of the net income pool. The Plan also limits the amount that can be paid to any one executive to 30% of the net income pool. Pursuant to the Plan, the Committee annually establishes a target and a maximum bonus amount that may be paid to each executive for the year. The Committee has downward discretion under the Bonus Plan to reduce bonuses payable under Bonus Plan from the established maximum bonus amounts to any lesser amount or zero. The Bonus Plan prohibits the Committee from paying bonuses under the Bonus Plan in excess of established maximum bonus amounts. To assist the Committee in deciding whether, and to what extent, to pay bonuses out of any available aggregate bonus pool, the Committee annually sets and reviews Company performance criteria (the “Company criteria”) in conjunction with other quantitative and qualitative factors relating to the Company’s performance, as well as the performance of the individual executive. Discretionary awards are set forth in the column entitled, “Bonus.” See Compensation Discussion and Analysis above for more information on the Committee’s actions with respect to the Bonus Plan. See also Item 3 of this Proxy Statement for a description of an amendment and restatement of the Bonus Plan that has been submitted for stockholder approval at the 2008 Annual Meeting. Messrs. Smith, Lofe, Katkov, Shuster and Roberts deferred some or all of their bonuses earned in 2006 under the Plan.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings.    This column represents the sum of the changes in the actuarial pension values in 2007 for each NEO under the PMI Retirement Plan and, as applicable, the PMI Supplemental Employee Retirement Plan (“SERP”). The values of the NEOs’ pension benefits were determined using a rate of 5.25%, consistent with the rate used in the Company’s FAS 158 disclosure for fiscal year 2007. The pension values at both December 31, 2006 and December 31, 2007 were calculated based on benefits payable at age 65. PMI does not provide above-market rates of return or preferential dividends under its deferred compensation plans. See the 2007 Pension Benefits and 2007 Nonqualified Deferred Compensation Tables below for additional information.

All Other Compensation.    All Other Compensation amounts in the Summary Compensation Table consist of the following items:

Name	401(k) Company Match	Financial Planning and Tax Preparation Services	Deferred Compensation Company Match	Auto Allowance	Miscellaneous Perquisites
L. Stephen Smith	$6,750	$22,875	$70,304	$16,200	$6,266
Donald P. Lofe, Jr.	6,750	22,875	12,312	16,200	1,426
Bradley M. Shuster	6,750	22,875	0	16,200	8,005
David H. Katkov	6,750	22,875	27,118	16,200	7,677
Victor J. Bacigalupi	6,750	22,875	0	16,200	794
Daniel L. Roberts	6,750	22,875	2,696	16,200	3,605

In 2007, Messrs. Smith, Lofe, Roberts and Katkov received employer matching contributions under the 2005 Officer Deferred Compensation Plan of 5,294 shares, 927 shares, 203 shares and 2,042 shares of PMI common stock equivalents, respectively, with aggregate values as shown above, based upon $13.28 per share, the closing price of our common stock on December 31, 2007. Miscellaneous perquisites consisted primarily of expenses paid or reimbursed by PMI, chiefly airfare, relating to the attendance of spouses at PMI-sponsored functions at the request of PMI. We value perquisites at the cost actually paid by PMI.

Grants of Plan-Based Awards in 2007

The following table provides information about non-equity awards under the Bonus Plan and equity awards under the Equity Incentive Plan earned or granted to the Named Executive Officers in 2007. These non-equity and equity awards are discussed in detail in the Compensation Discussion and Analysis above.

Name	Grant Date[1]		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)
L. Stephen Smith	2/22/07		$480,000	$1,200,000	$1,920,000	171,400	$48.30	$2,473,782
Donald P. Lofe, Jr.	2/22/07		187,000	467,500	748,000	54,000	$48.30	779,371
Bradley M. Shuster	2/22/07		228,000	570,000	912,000	64,200	$48.30	926,586
David H. Katkov	2/22/07		197,800	494,500	791,200	56,400	$48.30	814,010
Victor J. Bacigalupi	2/22/07		187,000	467,500	748,000	54,000	$48.30	779,371
	5/24/07	[3]				613	$49.49	9,043
Daniel L. Roberts	2/22/07		126,000	315,000	504,000	39,000	$48.30	562,879

[1]	“Grant date” refers to the grant date of an equity-based award.

[2]	Estimated threshold, target and maximum amounts relate to the 2007 performance period under the Bonus Plan.

[3]	Automatic grant upon exercise of option under certain conditions. See Stock Options under Outstanding Equity Awards at 2007 Fiscal Year-End below.

Equity Plan Awards.    The column, All Other Option Awards shows the number of stock options granted in 2007 to the NEOs under the Equity Incentive Plan. The stock options vest in three equal installments on the first, second and third anniversaries of the grant, assuming continued employment with PMI. Pursuant to the plan, vesting accelerates upon death, disability, “Retirement,” or a “Change of Control” as those terms are defined in the plan. The maximum term of the options is ten years. Pursuant to the plan, each exercise price was set at 100% of the fair market value per share as of the date of grant, which is defined by the plan as the closing market price of PMI common stock on the New York Stock Exchange on the date of grant. The estimated grant date fair value of the stock options is determined in accordance with FAS 123R, disregarding that PMI generally recognizes the value of awards for financial reporting purposes over the vesting period of the awards. The fair value amounts of the options were calculated as of the dates of grant of the options using a Black-Scholes option pricing model. The assumptions utilized in the model are contained in Note 16 to the audited consolidated financial statements contained in the Company’s 2007 Annual Report on Form 10-K. There were no repricings, extension of exercise periods or vesting, or changes to forfeiture terms with respect to the equity awards during 2007.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table provides information about the holdings of equity awards by the Named Executive Officers at December 31, 2007. All equity awards were granted pursuant to the Equity Incentive Plan.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
L. Stephen Smith	2/17/2000	8,916			$18.880	2/17/2010
	8/31/2000	9,500	*		$30.770	2/18/2009
	2/6/2001	76,000			$28.790	2/6/2011
	2/1/2002	5,628	*		$35.710	2/18/2009
	2/19/2002	2,830	*		$35.390	2/18/2009
	2/20/2002	60,000			$35.210	2/20/2012
	2/19/2003	83,000			$28.030	2/19/2013
	11/13/2003	20,497	*		$37.800	2/18/2009
	2/18/2004	75,000			$38.800	2/18/2014
	12/1/2004	7,167	*		$41.390	2/18/2009
	2/16/2005	98,700			$38.170	2/16/2015
	5/19/2005						50,000	$664,000
	2/15/2006	33,334		66,666	$43.150	2/15/2016
	2/22/2007			171,400	$48.300	2/22/2017

Donald P. Lofe, Jr.	1/6/2003	5,000		—	$31.665	1/6/2013
	2/19/2003	39,200		—	$28.030	2/19/2013
	2/18/2004	37,000		—	$38.800	2/18/2014
	2/16/2005	50,075		—	$38.170	2/16/2015
	5/19/2005						25,000	$332,000
	2/15/2006	17,500		35,000	$43.150	2/15/2016
	2/22/2007	—		54,000	$48.300	2/22/2017

Bradley M. Shuster	2/12/1998	108		—	$23.610	2/12/2008
	2/17/2000	7,008		—	$18.880	2/17/2010
	1/29/2002	496	*	—	$34.810	2/18/2009
	2/20/2002	32,000		—	$35.210	2/20/2012
	2/19/2003	3,571		—	$28.030	2/19/2013
	9/12/2003	1,284	*	—	$34.550	2/17/2010
	2/18/2004	40,000		—	$38.800	2/18/2014
	2/16/2005	61,100		—	$38.170	2/16/2015
	5/19/2005						50,000	$664,000
	2/15/2006	21,167		42,333	$43.150	2/15/2016
	2/22/2007	—		64,200	$48.300	2/22/2017

David H. Katkov	2/20/2002	25,000		—	$35.210	2/20/2012
	3/15/2002	472	*	—	$37.380	2/18/2009
	2/19/2003	3,300		—	$28.030	2/19/2013
	11/10/2003	2,696	*	—	$38.460	2/18/2009

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
David H. Katkov (cont.)	1/29/2004	158	*	—	$38.545	2/18/2009
	2/18/2004	35,700		—	$38.800	2/18/2014
	2/16/2005	45,300		—	$38.170	2/16/2015
	5/19/2005						25,000	$332,000
	11/7/2005	2,255	*	—	$40.165	2/12/2008
	2/15/2006	16,667		33,333	$43.150	2/15/2016
	2/22/2007	—		56,400	$48.300	2/22/2017

Victor J. Bacigalupi	2/20/2002	2,026		—	$35.210	2/20/2012
	2/19/2003	3,571		—	$28.030	2/19/2013
	2/18/2004	38,000		—	$38.800	2/18/2014
	8/24/2004	6,341	*	—	$40.860	2/12/2008
	2/16/2005	50,075		—	$38.170	2/16/2015
	5/19/2005						25,000	$332,000
	8/11/2005	3,239	*	—	$42.105	2/12/2008
	2/15/2006	16,634		33,266	$43.150	2/15/2016
	11/28/2006	550	*	—	$42.920	2/12/2008
	2/22/2007	—		54,000	$48.300	2/22/2017
	5/24/2007	613	*	—	$49.490	2/12/2008

Daniel L. Roberts	2/17/2000	3,998		—	$18.880	2/17/2010
	8/23/2001	5,142	*	—	$34.875	2/18/2009
	1/25/2002	3,300	*	—	$34.860	2/18/2009
	2/20/2002	28,800		—	$35.210	2/20/2012
	2/19/2003	3,572		—	$28.030	2/19/2013
	2/18/2004	34,000		—	$38.800	2/18/2014
	6/1/2004	5,835	*	—	$42.960	2/12/2008
	6/2/2004	4,288	*	—	$43.170	2/12/2008
	12/9/2004	5,988	*	—	$40.600	2/12/2008
	2/16/2005	37,650		—	$38.170	2/16/2015
	5/19/2005						25,000	$332,000
	2/15/2006	12,534		25,066	$43.150	2/15/2016
	2/22/2007	—		39,000	$48.300	2/22/2017

Stock Options.    For more information about the standard terms and conditions of the outstanding options, see Equity Plan Awards under Grants of Plan-Based Awards in 2007 above. Options marked with an asterisk were each automatically granted by PMI upon exercise of a previously granted option by payment of the exercise price and/or tax withholding requirements with already-owned shares of our common stock pursuant to the Equity Incentive Plan. Such an option is generally exercisable on the same terms and conditions as the previously granted option, except that it vests immediately upon the grant date and has a per share exercise price equal to the fair market value of a share of common stock on the new option grant date. The exercise price and tax withholding may be paid in cash and/or shares of common stock that would otherwise have been received on exercise. This option does not carry a subsequent automatic grant feature.

Stock Awards.    The stock awards shown are restricted stock, which will vest as to 100% of the shares on the earlier of (i) the fourth anniversary of the grant subject to continued service as an employee, director or consultant through the vesting date; (ii) the date of termination of service due to death or disability as defined by the Equity Incentive Plan; or (iii) a “Change of Control” as defined by the Equity Incentive Plan. The market value of the stock awards is based upon the closing market price of PMI common stock on December 31, 2007, which was $13.28 per share.

Option Exercises and Stock Vested in 2007

The following table shows, for each NEO, information about option exercises during 2007. No stock awards held by NEOs vested during 2007.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
L. Stephen Smith	132,821	$3,530,354
Donald P. Lofe, Jr.	—	—
Bradley M. Shuster	31,586	479,550
David H. Katkov	10,638	217,970
Victor J. Bacigalupi	6,287	119,945
Daniel L. Roberts	—	—

The value realized upon exercise of options is determined, for purposes of proxy disclosure rules, by multiplying the number of shares exercised by the difference between the closing market price per share of PMI common stock on the date of exercise and the exercise price. The actual amounts realized upon the exercise of options depend upon the sale prices of the acquired shares when actually sold.

2007 Pension Benefits Table

The following table provides information regarding the accumulated benefits at year-end under the Retirement Plan and the SERP for each of the Named Executive Officers. There were no payments to the NEOs under the Retirement Plan or SERP for the NEOs during the last fiscal year.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
L. Stephen Smith	Retirement Plan	28.750	$1,386,474
	SERP		4,160,581
Donald P. Lofe, Jr.	Retirement Plan	4.917	350,718
	SERP		0
Bradley M. Shuster	Retirement Plan	12.417	993,813
	SERP		143,083
David H. Katkov	Retirement Plan	15.417	920,310
	SERP		105,855
Victor J. Bacigalupi	Retirement Plan	11.083	1,792,390
	SERP		0
Daniel L. Roberts	Retirement Plan	10.083	939,880
	SERP		0

The Retirement Plan and SERP.    The Named Executive Officers participate in defined benefit retirement plans sponsored by PMI, including:

•

The Retirement Plan is a defined benefit pension plan for PMI employees that is intended to qualify under Section 401(a) of the Code. The pension benefit under the Retirement Plan generally is based on the eligible employee’s years of credited service and the average of his or her five highest consecutive years’ compensation in the last ten years of service, but will not be less than the minimum dollar amount specified for him or her under the Retirement Plan.

•

The Supplemental Employee Retirement Plan (the “SERP”) is a nonqualified defined benefit pension plan designed to provide benefits that otherwise would have been provided under the Retirement Plan but for the limitations under Sections 401(a)(17) and 415 of the Code. Pursuant to such limitations, compensation counted for purposes of the Retirement Plan could not exceed $225,000 in 2007. The pension benefit under the SERP is based on the difference between the benefit that would have been payable to the eligible employee under the Retirement Plan but for the Code limitations and the benefit amount actually payable from the Retirement Plan.

The present values of the accumulated benefit at December 31, 2007 for the Named Executive Officers under each plan were calculated based on benefits payable at age 65, the earliest age at which unreduced benefits are payable under the plans. Calculation of present value reflects SFAS No. 158 pension obligation assumptions described in Note 15 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007, with a present value rate of 6.34% for the Retirement Plan and 6.09% for the SERP. The SERP provides that where the accumulated benefits for an individual are less than the limits imposed by Section 415 of the Code, the benefits are transferred to the Retirement Plan. For the NEO’s other than Messrs. Smith, Shuster and Katkov, accumulated benefits under the SERP through December 31, 2007 have been transferred to the Retirement Plan and are included in the Retirement Plan amounts.

Both the Retirement Plan and the SERP provide credit for all service with PMI; Sears, Roebuck and Co.; and Allstate Insurance Company. Certain agreements between the NEOs and the Company provide additional years of credited service in the event of a change of control. See Potential Payments in Connection with a Change of Control below. Benefits are computed on a straight-life annuity basis and are not subject to deduction for social security or other offset amounts. Normal retirement is at age 65. Early retirement benefits are available at age 55 with at least ten years of credited service, reduced by 4.8% per year for each year earlier than a specified base benefit year in which the participant elects to receive the early retirement benefits. SERP benefits are generally payable following a distribution event under the Retirement Plan. Under both plans, a retiree may elect lump sum or annuity forms of benefits. Certain participants in the SERP may be required to incur a six-month delay in receipt of SERP benefits pursuant to Section 409A of the Code. Messrs. Smith, Bacigalupi and Roberts are currently eligible for early retirement benefits under the plans.

Benefits under the Retirement Plan and SERP are generally based upon the total annual cash compensation paid to the participant for services rendered to PMI and its affiliates, including pre-tax deferrals, but excluding certain items such as equity-based compensation and the value of employer contributions to employee benefit plans. PMI retirees with at least ten years’ service who were hired prior to January 1, 2005 also receive health benefits for life that also entail participant contributions to premiums and other costs. In 2007, PMI amended the Retirement Plan to change it to a cash balance plan. The amendment was effective for employees hired on or after September 1, 2007, and takes effect for other employees on January 1, 2011. Under its original terms, the Retirement Plan defined a benefit to be paid based primarily on years of service and compensation. Under the cash balance plan terms, PMI will contribute a percentage of each participant’s compensation to his/her account each year. Accompanying modifications were made to the SERP.

Additional Benefit Plan.    In addition to the benefits provided by the Retirement Plan and SERP, PMI sponsors The PMI Group, Inc. Additional Benefit Plan. The Additional Benefit Plan is a nonqualified defined benefit pension plan that provides a bridge benefit for a “Highly Compensated Employee” (as defined in the plan) who retires from PMI over age 55 with more than 20 years of combined service with PMI and Allstate Insurance Company (“Allstate”), but with less than 20 years of service at Allstate. The benefit is payable from the participant’s early retirement date until the date he or she becomes eligible to receive Allstate retirement benefits. Of the Named Executive Officers, only Mr. Smith is currently eligible to receive this bridge benefit. If, for example, Mr. Smith had retired at December 31, 2007, the benefit payable would have been approximately $3,160 per month until the earlier of the date he is eligible for Allstate retirement benefits and June 1, 2012. If Mr. Smith retires after June 1, 2012, no benefit will be due to him from the Additional Benefit Plan. Mr. Katkov is the only other Named Executive Officer who may be eligible to receive a future benefit from the Additional

Benefit Plan. In order to receive this benefit, Mr. Katkov must continue to work at PMI until he attains 20 years of combined service (July 27, 2012). Assuming retirement at his earliest eligibility date, the benefit payable to Mr. Katkov would be approximately $230 per month until the earlier of the date eligible for Allstate retirement benefits and February 1, 2021.

2007 Nonqualified Deferred Compensation Table

The following table shows contributions, earnings, balances and distributions for each Named Executive Officer under the 2005 Officer Deferred Compensation Plan for 2007.

Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)[2]	Aggregate Earnings (Losses) in Last FY ($)[3]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
L. Stephen Smith	$954,377	$238,574	$(2,014,919)	$—	$1,241,067
Donald P. Lofe, Jr.	132,038	33,107	(374,888)	—	133,336
Bradley M. Shuster	242,775	—	(64,967)	—	2,465,052
David H. Katkov	368,032	92,023	(415,375)	—	1,451,198
Victor J. Bacigalupi	—	—	(458)	1,398,384	469,219
Daniel L. Roberts	73,255	9,148	68,141	—	2,101,475

[1]	The amounts in this column are also included in the 2007 “Salary” column and/or the 2006 “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table above.

[2]

Amounts in this column represent Company 25% matching contributions of PMI common stock equivalents, valued at the date of contribution. These contributions are also included in the “All Other Compensation Column” of the Summary Compensation Table above, but in that table are valued as of the closing market price of PMI common stock on December 31, 2007.

[3]

Aggregate earnings (losses) are calculated for each NEO by subtracting from his 2007 year-end account balance: (i) his contributions in 2007, (ii) PMI’s 25% matching contributions in 2007 and (iii) the participant’s account balance as of December 31, 2006, as adjusted for any withdrawals during 2007. Earnings (losses) include accrued dividends, stock price appreciation or depreciation on PMI matching contributions, and the returns or losses (including reinvestment of any dividends) on the investments chosen by each NEO.

The Named Executive Officers are eligible to participate in the 2005 Officer Deferred Compensation Plan (which includes its predecessor plan), which permits each participant to elect to defer receipt, on a pre-tax basis, of part or all of his base salary and/or cash bonus to be earned in the coming year. There is a minimum deferral of the lesser of $5,000 or 5% of compensation but no maximum. Under the plan, PMI makes a matching contribution in PMI common stock equivalents equal to 25% of the amount a participant initially elects to defer into our common stock equivalent fund that vests after three years of continued employment, or earlier in the event of death, disability or a change of control. A participant may elect to receive, upon distribution of his or her account, a lump sum in cash or up to ten annual cash installments, except that any 25% matching contribution is paid in shares of PMI common stock. The timing of distribution(s) is also the discretion of the participant, provided that, following a separation from service, death, disability or a change of control, the vested balance of the participant’s account is distributed. Certain participants are subject to a six-month delay in such distributions following separation from service pursuant to Section 409A of the Code. Each participant chooses earnings measures from among a group of approximately 60 deemed investments made available by the Company, including PMI common stock equivalents and the investments available in a typical retirement savings account. Participants may change their investment elections at any time. PMI does not guarantee a minimum level of return for deferred compensation under the 2005 Officer Deferred Compensation Plan. Participants may apply to the plan committee for withdrawal of their vested account balances in cases of severe financial hardship from illness or accident, or from a casualty loss of property or similar hardship.

Potential Payments Upon Termination Unrelated to a Change of Control

PMI has no employment or severance agreements with the Named Executive Officers other than the COC Agreements discussed in the section, Potential Payments in Connection with a Change of Control, below. The following table assumes a hypothetical termination of employment on December 31, 2007 unrelated to a change of control. As described in the notes to the following table, certain PMI plans provide benefits upon termination of employment in certain circumstances as applicable to each NEO. It is assumed that base salary and accrued vacation are paid to the termination date. Bonuses paid in 2008 for the 2007 performance period are not included in the table below.

Under the 2005 Officer Deferred Compensation Plan, upon termination of employment for any reason, a participant’s account balance is distributed. Distributions due to termination of employment are deferred for six months for certain participants, pursuant to Section 409A of the Code. See the 2007 Nonqualified Deferred Compensation Table, above, for 2007 year-end NEO aggregate balances.

Name	Reason	Retirement Plan	SERP	Acceleration of Restricted Stock	Total
L. Stephen Smith	Involuntary NFC,* Voluntary or Cause	$1,839,958	$5,150,023	$0	$6,989,981
	Death	1,839,958	5,150,023	664,000	7,653,981
	Disability	1,839,958	5,150,023	664,000	7,653,981
	Early Retirement	1,839,958	5,150,023	0	6,989,981
	Normal Retirement	1,386,474	4,160,581	0	5,547,055

Donald P. Lofe, Jr.	Death	$0	$0	$332,000	$332,000
	Disability	0	0	332,000	332,000

Bradley M. Shuster	Involuntary NFC,* Voluntary or Cause	$993,813	$143,083	$0	$1,136,896
	Death	993,813	143,083	664,000	1,800,896
	Disability	993,813	143,083	664,000	1,800,896
	Normal Retirement	993,813	143,083	0	1,136,896

David H. Katkov	Involuntary NFC,* Voluntary or Cause	$920,310	$105,855	$0	$1,026,165
	Death	920,310	105,855	332,000	1,358,165
	Disability	920,310	105,855	332,000	1,358,165
	Normal Retirement	920,310	105,855	0	1,026,165

Victor J. Bacigalupi	Involuntary NFC,* Voluntary or Cause	$1,900,193	$0	$0	$1,900,193
	Death	1,900,193	0	332,000	2,232,193
	Disability	1,900,193	0	332,000	2,232,193
	Early Retirement	1,900,193	0	0	1,900,193
	Normal Retirement	1,792,390	0	0	1,792,390

Daniel L. Roberts	Involuntary NFC,* Voluntary or Cause	$1,217,299	$0	$0	$1,217,299
	Death	1,217,299	0	332,000	1,549,299
	Disability	1,217,299	0	332,000	1,549,299
	Early Retirement	1,217,299	0	0	1,217,299
	Normal Retirement	939,880	0	0	939,880

*	Not for cause.

Retirement Plan and SERP.    If a participant with vested retirement benefits terminates employment prior to early or normal retirement age, upon reaching normal retirement age, he or she will receive normal (un-reduced) retirement benefits. While the retirement benefit is reduced for early retirement, it starts earlier and continues for a longer period of time, and the present value of such benefits includes the extended benefit payment period. The Retirement Plan offers a spousal death benefit in the event a vested employee dies during employment. The bridge benefit under the Additional Benefit Plan described following the 2007 Pension Benefits Table above is not included in the amounts in this table. At December 31, 2007, Messrs. Smith, Bacigalupi and Roberts had vested benefits and were eligible for early retirement but not yet eligible for normal retirement. Messrs. Shuster and Katkov had vested benefits but were not yet eligible for early retirement or normal retirement. Mr. Lofe’s retirement benefits had not yet vested.

Equity Acceleration.    The Equity Incentive Plan provides that, upon termination of service due to death or disability, all equity awards held by a participant will become 100% vested and immediately exercisable. Restricted stock values are based upon the closing market price of PMI common stock on December 31, 2007, which was $13.28 per share. Restricted stock awarded to the NEOs does not vest upon retirement. All stock options held by the NEOs at year-end had exercises prices in excess of the market price.

Potential Payments in Connection with a Change of Control

PMI has entered into change of control agreements (“COC Agreements”) with all of our Named Executive Officers. Generally, severance benefits will be triggered under the COC Agreements if a change of control occurs and the executive’s employment is terminated during the three year period following a change of control (i) by the executive for “good reason,” as defined in the COC Agreements, or (ii) by PMI (or a successor) other than for “cause,” death or “disability,” as defined in the COC Agreements.

“Good reason” is defined in the COC Agreements to include: (i) the assignment to any duties inconsistent in any substantial respect with the executive’s position, authority, duties or responsibilities, or any other substantial diminution in such position, authority, duties or responsibilities; (ii) failure of PMI to comply with compensation and benefits commitments; (iii) relocation or substantial increase in travel; (iv) a purported termination of the COC Agreement by PMI other than in accordance with the COC Agreement; or (v) PMI’s failure to require any successor to it to comply with the COC Agreement. “Good reason” also includes termination of employment by the executive for any reason during the 30 day period following the one year anniversary of a change of control. “Cause” means the willful and continued failure of the executive to perform his or her duties or the willful engaging by the executive in illegal conduct or gross misconduct materially injurious to PMI.

Under the COC Agreements, “change of control” generally means the earliest to occur of: (a) the acquisition by any individual, entity or group of 20% or more of the then outstanding shares of PMI’s common stock (excluding acquisition directly from PMI, or by any employee benefit plan sponsored or maintained by PMI); (b) the failure of the current Board members, for any reason, to constitute at least a majority of the Board (excluding individuals whose election to the Board was approved by the current Board); (c) consummation by PMI of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of PMI or the acquisition of assets of another entity unless, following such business combination, certain conditions are met; or (d) the approval by PMI’s stockholders of a complete liquidation or dissolution of PMI.

Payments and benefits payable under the COC Agreements in the event of a qualifying termination include a lump-sum cash payment of the aggregate of the following amounts: (i) the sum of the executive’s annual base salary through the date of termination; (ii) a pro rata bonus for the portion of the year during which termination occurs equal to the greater of the executive’s highest bonus earned under our annual incentive plans for the last three full fiscal years preceding the change of control and the executive’s annual bonus earned during the last fiscal year prior to termination (such greater amount, the “Highest Annual Bonus”); (iii) any compensation previously deferred by the executive; (iv) any accrued vacation pay; (v) up to three times (the “multiplier”) (depending on the executive involved) the sum of the executive’s annual base salary and the Highest Annual Bonus; (vi) the difference between the aggregate benefit under PMI’s Retirement Plan and PMI’s SERP benefit which the executive would have accrued (whether or not vested) had the Executive’s employment continued for up to three years (depending on the executive involved) after the date of termination, and the actual vested benefit under such plans as of the date of the executive’s termination of employment; (vii) credit of up to three years (depending on the executive involved) for purposes of eligibility for retiree medical benefits, although Executives who are at least age 50 on the date of termination are deemed to be eligible for retiree medical benefits; (viii) continuation of welfare benefit plan coverage (i.e., health, life, disability and similar benefits) for up to three years (depending on the executive involved); and (ix) outplacement services not to exceed 15% of base salary (and estimated in the table below at $25,000). Under certain circumstances following a change of control, a portion of the present value of the benefits payable either under the COC Agreement or otherwise, or upon the acceleration of the vesting of all outstanding stock options, restricted stock and performance shares could be subject to a 20% excise tax under the Code, and be nondeductible by PMI. PMI has agreed to reimburse the executives for any such excise taxes, together with any additional excise or income taxes resulting from such reimbursement, whether or not the employment of the Executive has been terminated; provided, however, that if the change of control payments and benefits exceed the applicable excise tax safe harbor by 10% or less, the change of control payments and benefits will be reduced below the safe harbor to avoid application of the excise tax and gross up.

The health benefits provided to executives under the COC Agreements are secondary to other health benefits to which an executive becomes eligible upon re-employment. The COC Agreements are administered pursuant to Section 409A of the Code. Under the COC Agreements, the executives are subject to a confidentiality covenant.

Certain PMI benefit plans provide for the acceleration of benefits upon a change of control without an adverse change in employment. The Equity Incentive Plan provides that, upon a change of control, outstanding equity awards generally become 100% vested. Under the Equity Incentive Plan, the term “change of control” is generally the same as that for the Agreements. Restricted stock values are based upon the closing market price of PMI common stock on December 31, 2007, $13.28 per share. All options held by NEOs at December 31, 2007 had exercise prices in excess of the closing price at year-end. The Officer Deferred Compensation Plan, in effect prior to 2005, and the 2005 Officer Deferred Compensation Plan each provide that, upon a change of control, a participant’s deferred compensation account will be distributed in full. The definition of “change of control” contained in the pre-2005 Plan is generally the same as that for the COC Agreements. Under the 2005 Plan, the term “change of control” is as defined in Section 409A of the Code. See the 2007 Nonqualified Deferred Compensation Table, above, for 2007 year-end NEO aggregate balances. In addition, upon a change of control, the Company is obligated to set aside assets into a “rabbi trust” for the payment of benefits under the SERP.

Retirement Plan and SERP.    Under the COC Agreements, each eligible NEO would receive credit for the number of additional years of service that represents his multiplier. For example, an NEO with a multiplier of 3 would receive credit for 3 additional years of service under the Retirement Plan and SERP. The information in the “Retirement Plan and SERP” column is the incremental increase in the Retirement Plan and SERP benefits based on the additional service credit. See information on the Retirement Plan and SERP in the section, Potential Payments Upon Termination Unrelated to a Change of Control.

The following table assumes a hypothetical termination of employment date and a change of control date of December 31, 2007, and provides information on the augmented benefits payable to NEOs upon termination of employment accompanied by a change of control. Base salary and accrued vacation are assumed to be paid to the date of termination. Because equity awards accelerate upon either a change of control or upon retirement, to add this augmented compensation to total compensation to be received upon termination unrelated to a change of control, acceleration of equity should be deducted from the latter, to avoid double-counting.

Name	Reason	Cash Severance	Bonus	Incremental Increase in SERP	Acceleration of Restricted Stock	Health Premiums & Related Benefits	Out-Placement	Excise Tax & Gross-Up		Total
L. Stephen Smith	Good Reason or Involuntary NFC*	$5,305,257	$968,419	$6,120,960	$664,000	$36,727	$25,000	$6,356,258		$19,476,621
	Cause				664,000					664,000
	Death, Disability, Voluntary, or Early or Normal Retirement		968,419		664,000					1,632,419

Donald P. Lofe, Jr.	Good Reason or Involuntary NFC	$2,090,625	$411,250	$648,616	$332,000	$33,251	$25,000	$1,474,751		$5,015,493
	Cause				332,000					332,000
	Death, Disability or Voluntary		411,250		332,000					743,250

Bradley M. Shuster	Good Reason or Involuntary NFC	$2,943,000	$506,000	$1,525,933	$664,000	$25,907	$25,000	$2,298,685		$7,988,525
	Cause				664,000					664,000
	Death, Disability, Voluntary, or Normal Retirement		506,000		664,000					1,170,000

David H. Katkov	Good Reason or Involuntary NFC	$2,414,907	$374,969	$568,126	$332,000	$17,999	$25,000	$1,588,873		$5,321,874
	Cause				332,000					332,000
	Death, Disability, Voluntary, or Normal Retirement		374,969		332,000					706,969

Victor J. Bacigalupi	Good Reason or Involuntary NFC	$2,294,710	$409,440	$974,162	$332,000	$16,489	$25,000	$0	**	$4,051,801
	Cause				332,000					332,000
	Death, Disability, Voluntary, or Early or Normal Retirement		409,440		332,000					741,440

Daniel L. Roberts	Good Reason or Involuntary NFC	$1,758,708	$353,483	$817,306	$332,000	$22,521	$25,000	$0	**	$3,309,018
	Cause				332,000					332,000
	Death, Disability, Voluntary, or Early or Normal Retirement		353,483		332,000					685,483

*	NFC means not for cause.

**	The benefits of each of Messrs. Bacigalupi and Roberts do not trigger the excise tax.

Equity Compensation Plan Information

As of December 31, 2007

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) )[1] (c)
Equity compensation plans approved by security holders (i.e., Equity Incentive Plan, ESPP and 2005 Officer Deferred Compensation Plan)	4,589,129	$35.44	3,565,918
Equity compensation plans not approved by security holders	N/A

[1]

This amount includes 501,606 shares available for issuance under the Employee Stock Purchase Plan (“ESPP”) and 140,890 shares available for issuance as a Company match under the 2005 Officer Deferred Compensation Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2007, the following directors served as members of the Compensation Committee of the Board of Directors: Louis G. Lower II, Chair, Ronald H. Zech, Vice-Chair, Raymond L. Ocampo Jr., Dr. Kenneth T. Rosen and Steven L. Scheid. There were no interlocks or insider participation transactions or relationships among the Committee members and the Company during the past fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no reportable related person transactions. The Board of Directors has adopted a written policy for the review of transactions with related persons. The policy requires the Governance and Nominating Committee’s review, approval or ratification of any transactions between PMI and related persons. The policy defines “related person” to include directors, nominees for director, executive officers, holders of more than 5% of PMI’s outstanding common stock and members of their immediate families. In deciding whether to approve, ratify or deny a transaction, the Committee reviews all the relevant facts of a transaction and determines whether a given transaction is consistent with the best interests of PMI and its stockholders, applying the following factors, among others:

•	whether the terms of the transaction are fair to PMI and on terms at least as favorable as would apply of the transaction did not involve a related person;

•	whether there are demonstrable business reasons for PMI to enter into the transaction;

•	whether the transaction would impair the independence of a non-management director; and

•	whether the transaction would present a conflict of interest for the related person.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of: (i) the integrity of PMI’s consolidated financial statements, (ii) PMI’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and PMI’s internal audit function; and to prepare this report. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent” as required by applicable listing standards of The New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission.

The Audit Committee Charter is reviewed at least annually by the Audit Committee and specifies the scope of the Audit Committee’s responsibilities. As set forth in the Charter, management is responsible for the preparation, presentation and integrity of our consolidated financial statements, our accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. PMI’s independent auditors are responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed PMI’s audited consolidated financial statements for the year ended December 31, 2007 and related controls, compliance and other matters with management and the independent auditor. These discussions included those matters required to be discussed by Statement on Auditing Standards No. 61 (as amended), Communication with Audit Committees, SEC Rules, and other professional standards, as currently in effect. The Audit Committee also has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence. The Committee also reviewed management’s report on its assessment of the effectiveness of PMI’s internal control over financial reporting and the independent auditors’ report on the effectiveness of PMI’s internal control over financial reporting.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not necessarily experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that our consolidated financial statements are fairly stated in all material respects, that the audits of our consolidated financial statements and internal control over financial reporting have been carried out in accordance with generally accepted auditing standards, that the consolidated financial statements are presented in accordance with generally accepted accounting principles or that our auditors are in fact “independent.”

In reliance upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and as set forth in the Charter, the Audit Committee recommended to the Board of Directors that PMI’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CARMINE GUERRO, CHAIR

MARIANN BYERWALTER, VICE CHAIR

DR. JAMES C. CASTLE

JOHN D. ROACH

MARY LEE WIDENER

ITEM 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2008. During 2007, Ernst & Young LLP audited our consolidated financial statements and performed certain audit, audit-related, tax and other services under an agreement that was subject to alternative dispute resolution procedures and an exclusion of punitive damages with respect to both parties. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. This proposal is presented to the stockholders in order to permit them to participate in the selection of our auditors. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will consider the appointment of other auditors; however, the Audit Committee reserves the right to retain Ernst & Young LLP regardless of stockholder ratification.

Under the Audit Committee Charter, the Audit Committee is directly responsible for the appointment, termination, compensation and oversight of the work of Ernst & Young LLP (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Ernst & Young LLP reports directly to the Audit Committee. To ensure auditor independence with regard to services performed and to comply with the Sarbanes-Oxley Act of 2002 and the rules of SEC and the New York Stock Exchange, the Audit Committee has established detailed policies and procedures specifying services that may be performed by Ernst & Young LLP for PMI and its subsidiaries. These policies and procedures further require the pre-approval of specified services to be performed by Ernst & Young LLP. Pursuant to such policies and procedures, the Audit Committee has delegated to the Audit Committee Chair, or in the event the Chair is unavailable, the Vice Chair, the authority to pre-approve the engagement of Ernst & Young LLP to provide certain audit, audit-related, tax and other permitted non-audit services. Any pre-approval decisions by the Chair or Vice Chair must be reported to the Audit Committee at its next scheduled meeting. Additionally, an engagement letter satisfying specific requirements must be entered into before any such services may be provided by Ernst & Young LLP. PMI and its subsidiaries, and their officers and financial staff, are further precluded under the policies and procedures from engaging Ernst & Young LLP to provide any services that are prohibited by the SEC, or that would impact the independence of Ernst & Young LLP under the standards of the Public Company Accounting Oversight Board. No services were approved pursuant to the “de minimis” services safe harbor exception in 2007.

AUDIT FEES.    Fees for audit services totaled approximately $4,582,000 for the year ended December 31, 2007 and approximately $3,616,000 for the year ended December 31, 2006. The fees paid in each year primarily related to the annual audits of PMI and its subsidiaries, reviews of our quarterly reports on Form 10-Q, consents, comfort letter procedures, attestation on internal control over financial reporting required by section 404 of the Sarbanes-Oxley Act and audits of statutory financial statements required by state insurance departments and foreign regulatory bodies.

AUDIT-RELATED FEES.    Fees for audit-related services totaled approximately $401,000 for the year ended December 31, 2007 and approximately $276,000 for the year ended December 31, 2006. The fees paid in each year primarily related to actuarial opinions required by state insurance departments and foreign regulatory bodies and audits of PMI’s employee benefit plans.

TAX FEES.    There were no tax services provided to PMI by Ernst & Young LLP in 2007. Fees for tax services, including tax advice and tax planning, totaled approximately $50,000 for the year ended December 31, 2006. The fees paid in 2006 primarily related to tax compliance services.

ALL OTHER FEES.    Fees for all other services not included above totaled approximately $20,000 for the year ended December 31, 2007 and approximately $33,000 for the year ended December 31, 2006. The fees paid in each year principally related to Board and Board committee self-assessment survey compilation, a subscription for an accounting research tool and certain compliance reviews.

The Audit Committee believes that the provision of the services described above is compatible with the auditors’ independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS ITS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008.

ITEM 3: APPROVAL OF THE PMI AMENDED AND RESTATED BONUS INCENTIVE PLAN

We are asking stockholders to approve the amended and restated Bonus Incentive Plan (the “Bonus Plan”) so that we may continue to use the Bonus Plan to achieve our business objectives and also to continue receiving a federal income tax deduction for certain compensation paid under the Bonus Plan. The Bonus Incentive Plan last was approved by the stockholders at our 2004 Annual Meeting of Stockholders. The Compensation Committee of our Board of Directors (the “Committee”) has approved an amended and restated Bonus Plan, subject to approval of our stockholders at the 2008 Annual Meeting. The principal changes to the Bonus Plan (as compared to the version last approved by stockholders) are to:

•	Provide flexibility to pay awards for the achievement of performance goals using metrics other than net income;

•	Provide flexibility to set performance periods (that is, the period during which awards may be earned) that last from one fiscal quarter to three fiscal years; and

•	Specify that a participant may receive awards under the Bonus Plan of no more than $12 million during any three fiscal year period.

If stockholders approve the amended and restated Bonus Plan, it will replace the version of the Bonus Plan approved by stockholders at the 2004 Annual Meeting. If stockholders do not approve the amended and restated Bonus Plan, we will continue to use the version of the Bonus Plan approved by stockholders at the 2004 Annual Meeting. Also, the Committee may choose to pay bonuses outside of the Bonus Plan.

The following paragraphs provide a summary of the principal features of the Bonus Plan and its operation. The Bonus Plan is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A.

Purpose

The purpose of the Bonus Plan is to increase shareholder value and the success of the Company by motivating key executives to perform to the best of their abilities and to achieve the Company’s objectives. The Bonus Plan accomplishes this by paying awards only after the achievement of specified performance goals.

Eligibility to Participate

The Committee selects the employees of the Company (and its affiliates) who will be eligible to receive awards under the Bonus Plan. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the Committee has discretion to select the participants. We currently expect that no more than 40 employees will participate in the Bonus Plan at any given time.

Target Awards and Performance Goals

Under the Bonus Plan, the Committee assigns each participant a target award and performance goal or goals for a performance period set by the Committee. The specified performance goal(s) must be achieved before an award actually will be paid to the participant. The participant’s target award typically will be expressed as a dollar amount or as a percentage of his or her base salary earned during the applicable performance period. The performance goals set by the Committee may require the achievement of objectives for one or more of the following defined terms: (a) Adjusted Book Value, (b) Book Value, (c) Brand Management, (d) Business Quality (i.e., AURA scores), (e) Capital, (f) Cash Flow, (g) Cash Operating Earnings, (h) Combined Ratio, (i) Customer Satisfaction, (j) Earnings, (k) Equity in the Earnings of Unconsolidated Subsidiaries, (l) Expense Ratio, (m) Incurred Losses, (n) Loss Ratio, (o) Market Share, (p) Net Income, (q) Operating Income, (r) New Insurance Written, (s) Operating Cash Flow, (t) Paid Claims, (u) Premiums, (v) Price to Book Value Ratio, (w) Price to Earnings Ratio, (x) Ratings, (y) Return on Average Assets, (z) Return on Average Equity, (aa) Return on Revenue, (bb) Revenue, (cc) Risk in Force, (dd) Total Shareholder Return, and (ee) Value Added.

Previously, bonuses were earned under the Bonus Plan based on the Company’s net income. A bonus pool was established equal to up to five percent (5%) of the Company’s net income each year. However, the Company and our Board of Directors believe it very important to be able to pay awards for the achievement of other important business goals in addition to net income.

The Committee may choose to set target goals: (1) in absolute terms, (2) in relative terms (including, but not limited to, the passage of time and/or against other companies or financial metrics), (3) on a per share and/or per capita basis, (4) against the performance of the Company as a whole or against particular segments or products of the Company and/or (5) on a pre-tax or after-tax basis. Performance Goals may differ from participant to participant, from performance period to performance period and from award to award. The Committee also will determine whether any element(s) (for example, the effect of mergers or acquisitions) will be included in or excluded from the calculations (whether or not such determinations result in any performance goal being measured on a basis other than generally accepted accounting principles). Each performance period will last from one fiscal quarter to three fiscal years. Previously, performance periods under the Bonus Plan had to last at least one fiscal year. However, we currently do not have any plans to use multi-year performance periods under the Bonus Plan.

Actual Awards

After the performance period ends, the Committee certifies in writing the extent to which the preestablished performance goals actually were achieved or exceeded. The actual award that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the Bonus Plan limits actual awards to a maximum of $12 million per person during any period of three consecutive fiscal years, even if the pre-established formula otherwise indicates a larger award. The maximum award under the Bonus Plan previously was thirty percent (30%) of the bonus pool in any single fiscal year, which could have resulted in maximum bonuses greater than $12 million.

The Committee has discretion to reduce or eliminate the actual award of any participant. Also, unless determined otherwise by the Committee, a participant will forfeit the bonus if a participant terminates employment before a bonus is paid. However, the Committee has discretion to pay out part or all of the award upon the termination of a participant’s employment.

Actual awards generally are paid in cash no later than two and one-half months after the performance period ends. However, the Committee reserves the right instead to pay some or all of any award in shares of Company common stock having a fair market value equal to the cash amount foregone. Any such shares would be issued under our stockholder-approved Equity Incentive Plan and could be subject to vesting for up to two (2) years, as determined by the Committee.

Administration

The Committee administers the Bonus Plan. Members of the Committee must qualify as outside directors under Section 162(m). Subject to the terms of the Bonus Plan, the Committee has sole discretion to:

•	Select the employees who will be eligible to receive awards;

•	Determine the target award for each participant;

•	Determine the performance goals that must be achieved before any actual awards are paid;

•	Establish a payout formula to provide for an actual award greater or less than a participant’s target award to reflect actual performance versus the predetermined performance goals; and

•	Interpret the provisions of the Bonus Plan.

Performance Based Compensation

The Bonus Plan is designed to qualify as “performance based” compensation under Section 162(m) of the Internal Revenue Code. Under Section 162(m), the Company may not receive a federal income tax deduction for compensation paid to the Company’s Chief Executive Officer or any of the three other most highly compensated executive officers (other than our Chief Financial Officer) to the extent that any of these persons receives more than $1 million in any one year. However, if the Company pays compensation that is “performance based” under Section 162(m), the Company still can receive a federal income tax deduction for the compensation even if it is more than $1 million during a single year. The Bonus Plan allows the Company to pay incentive compensation that is performance based and therefore fully tax deductible on the Company’s federal income tax return (subject to future changes in tax laws and other compensation arrangements at the Company).

Amendment and Termination of the Bonus Plan

The Board or the Committee may amend or terminate the Bonus Plan at any time and for any reason. However, no amendment or termination of the Bonus Plan may impair the rights of a participant with respect to already established target awards, unless the participant consents.

Bonuses Paid to Certain Individuals and Groups

Awards under the Bonus Plan are determined based on actual future performance. As a result, future actual awards cannot now be determined. The Committee has established a performance period under the Bonus Plan for the Company’s 2008 fiscal year. The following table sets forth the target awards for the fiscal year 2008 performance period for the persons and groups shown below, based on each participant’s current base salary and assuming exactly one hundred percent (100%) achievement of the performance goals. There is no guarantee that the amounts shown actually will be paid nor that any amounts will be paid for fiscal 2008. Actual awards (if any) under the Bonus Plan for fiscal year 2008 will be calculated based on each participant’s actual earned base salary and may be higher or lower than the target award set forth below based on the level of actual performance attained. In addition, the Committee has discretion to decrease (but not increase) the award otherwise indicated under the pre-established formula. For the 2008 performance period, the Committee selected performance goals that relate to the achievement of a) financial targets, weighted 50%, for 2008 U.S. primary flow mortgage insurance revenues, 2008 U.S. mortgage insurance incurred losses and 2008 international mortgage insurance net income; and b) corporate objectives, weighted 50%, in the areas of capital management, ratings and GSE eligibility management, 2008 adjusted book value and Average AURA (Automated Underwriting Risk Analysis) score relating to portfolio risk for 2008 U.S. primary flow new mortgage insurance written. See Compensation Discussion and Analysis in this Proxy Statement for further information about the 2008 objectives.

If the proposed amended Bonus Plan is not approved by stockholders, the Committee may or may not apply the 2008 criteria to the performance of the NEOs in 2008 and may award bonuses outside the existing Bonus Incentive Plan. In such case, awards may not qualify under Section 162(m) of the Code. The Committee also may pay bonuses to Bonus Plan participants outside of the Bonus Plan for the accomplishment of other strategic or individual goals.

Our executive officers are eligible to receive awards under the Bonus Plan and, therefore, our executive officers have an interest in this proposal.

Name of Individual or Group	Target Award
L. Stephen Smith	$1,245,000
Chairman and CEO, PMI Chairman and CEO, PMI Mortgage Insurance Co.

Donald P. Lofe, Jr.	$484,000
Executive Vice President and Chief Financial Officer, PMI

Bradley M. Shuster	$594,000
President, International and Strategic Investments, PMI President and Chief Executive Officer, PMI Capital Corporation

David H. Katkov	$511,750
Executive Vice President, PMI President and Chief Operating Officer, PMI Mortgage Insurance Co.

Victor J. Bacigalupi	$484,000
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, PMI

Daniel L. Roberts	$328,500
Executive Vice President and Chief Information Officer, PMI

All current Section 16 officers as a group	$4,363,250

All directors who are not executive officers, as a group[1]	$0

All current employees who are not executive officers, as a group[2]	$0

[1]	This group is not eligible to participate in the Bonus Plan.

[2]	Employees who are not Section 16 Officers were not selected to participate in the Bonus Plan for the 2008 performance period.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE PMI AMENDED AND RESTATED BONUS INCENTIVE PLAN.

ITEM 4: APPROVAL OF AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve an amendment (the “Amendment”) to our Employee Stock Purchase Plan (the “ESPP”) to increase the maximum number of shares of our common stock (“Shares”) that may be issued under the ESPP by 750,000 Shares so that we can continue to use the ESPP to achieve the Company’s goals. No other material changes are being made to the ESPP. Our stockholders have previously authorized a total of 1,200,000 Shares (as adjusted to reflect stock splits) for issuance under the ESPP. As of March 14, 2008, 409,598 Shares remained available for issuance under the ESPP.

We believe that the ESPP benefits the Company and its stockholders by helping to attract, retain and motivate valued employees by offering them an opportunity to purchase Shares through convenient payroll deductions. To provide a reasonable reserve of Shares to permit us to continue offering this opportunity to eligible employees, on February 20, 2008, the Compensation Committee of our Board of Directors (the “Committee”) approved the Amendment to the ESPP, subject to stockholder approval at the Annual Meeting.

Approval of this proposal requires the affirmative vote of a majority of the Shares that are present in person or by proxy and entitled to vote at the Annual Meeting. Our Named Executive Officers have an interest in this proposal because they, along with other eligible employees, may participate in the ESPP.

Description of the Amended ESPP

The following paragraphs provide a summary of the principal features of the ESPP, as amended, and its operation. The ESPP, as amended, is set forth in its entirety as Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix B.

Purpose

The purpose of the ESPP is to provide eligible employees of the Company and its participating subsidiaries with the opportunity to purchase Shares through payroll deductions. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Eligibility to Participate

Most employees of the Company and its participating subsidiaries are eligible to participate in the ESPP. However, an employee is not eligible if he or she owns or has the right to acquire five percent or more of the voting stock of the Company or of any subsidiary of the Company or is normally scheduled to work less than or equal to five months per calendar year. The Committee has the discretion to exclude, but has to date not excluded, employees who (a) have not completed at least two years of service since their last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (b) customarily work less than or equal to twenty hours per week (or such lesser period of time as may be determined by the Committee in its discretion), or (c) are officers or other managers. As of January 1, 2008, the beginning date of the last enrollment period, approximately 1,200 employees were eligible to participate in the ESPP.

Administration, Amendment and Termination

The Committee administers the ESPP. The members of the Committee serve at the pleasure of our Board of Directors (the “Board”). Subject to the terms of the ESPP, the Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the ESPP. The Committee may make whatever rules, interpretations, and computations, and take any other actions to administer the ESPP that it considers appropriate to promote the Company’s best interests, and to ensure that the ESPP remains qualified under Section 423 of the Code. The Committee also may adopt such procedures and subplans as are necessary or appropriate to permit participation in the ESPP by employees who are foreign nationals or employed outside of the United States. The Committee may delegate to any one or more of its members or to any other person the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the ESPP.

The Board or the Committee may amend or terminate the ESPP at any time and for any reason. However, as required by Section 423 of the Code, certain material amendments to the ESPP must be approved by the Company’s stockholders.

Number of Shares Available for Issuance Under the ESPP

A maximum of 1,950,000 Shares will be authorized for issuance under the ESPP if the Amendment is approved by our stockholders at the Annual Meeting, of which 1,159,598 shares would be available for purchase. Shares sold under the ESPP may be newly issued Shares or treasury Shares. In the event of any stock split, stock dividend, spin-off, distribution or other change in the capital structure of the Company, the Board or the Committee may make such adjustment, if any, deemed appropriate in the number, kind and purchase price of the shares available for issuance under the ESPP and the various limits on purchases under the ESPP.

Enrollment and Contributions

Eligible employees voluntarily elect whether or not to enroll in the ESPP. Employees join for an enrollment period of twenty-four months; provided, however, that an employee may cancel his or her enrollment at any time (subject to ESPP rules).

Participating employees contribute to the ESPP through payroll deductions. Participating employees generally may contribute any whole percentage or a specific dollar amount of their eligible compensation through after-tax payroll deductions, provided, that, the percentage or amount elected must result in expected payroll deductions of at least $25.00 per pay period (denominated in the base currency of the country of residence) and no more than $25,000 (in U.S. dollars) during any calendar year. From time to time, the Committee may establish a different maximum permitted contribution amount, change the definition of eligible compensation, or change the length of the enrollment periods (but in no event may any enrollment period exceed 27 months). After an enrollment period has begun, a participating employee may increase or decrease his or her contribution percentage (subject to ESPP rules).

Purchase of Shares

Within each twenty-four month enrollment period, there are approximately four consecutive six-month purchase periods. On the last business day of each six-month purchase period (the “Purchase Date”), the Company uses each participating employee’s payroll deductions to purchase Shares for the employee. The price of the Shares purchased will be determined under a formula established in advance by the Committee. However, in no event may the purchase price be less than 85% of the lower of (1) the stock’s market value on the first day of the enrollment period, or (2) the stock market’s value on the purchase date. Currently, the purchase price for Shares is set as the lower of 85% of the stock’s market value on the purchase date or the first day of the enrollment period. In any single year, no employee may purchase more than the lesser of 2,500 Shares or $25,000 of Shares (based on market value on the applicable enrollment date(s)). The Committee also has discretion to set a different limit on the number of Shares that may be purchased on any purchase date, to set a lower (but not higher) limit on the dollar value of Shares that may be purchased, and to change the dates on which Shares are purchased. “Market value” under the ESPP generally means the closing market price of a Share on the New York Stock Exchange for the day in question.

Termination of Participation

Participation in the ESPP generally terminates when a participating employee’s employment with the Company or its participating subsidiary ceases for any reason, the employee no longer meets the eligibility requirements of the ESPP, the employee withdraws from the ESPP in accordance with its terms, or the ESPP is terminated or amended so that the employee no longer is eligible to participate.

Number of Shares Purchased by Certain Individuals and Groups

Given that the number of Shares that may be purchased under the ESPP is determined, in part, by the Shares’ market value on the applicable Enrollment Date and Purchase Date and given that participation in the ESPP is voluntary on the part of eligible employees, the actual number of Shares that may be purchased by any individual is not determinable. For illustrative purposes, we show below the number of Shares that were purchased during 2007 under the ESPP by the individuals and groups identified below and the average per Share purchase price paid for such Shares.

Name of Individual or Group	Number of Shares Purchased	Average Per Share Purchase Price
L. Stephen Smith Chairman and CEO, PMI Chairman and CEO, PMI Mortgage Insurance Co.	639	$33.27

Donald P. Lofe, Jr. Executive Vice President and Chief Financial Officer, PMI	639	$33.27

Bradley M. Shuster President, International and Strategic Investments, PMI President and Chief Executive Officer, PMI Capital Corporation	N/A	N/A

David H. Katkov Executive Vice President, PMI President and Chief Operating Officer, PMI Mortgage Insurance Co.	N/A	N/A

Victor J. Bacigalupi Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, PMI	965	$24.64

Daniel L. Roberts Executive Vice President and Chief Information Officer, PMI	N/A	N/A

All current executive officers as a group	2,390	$27.30

All directors who are not executive officers, as a group[1]	—	$—

All current employees who are not executive officers, as a group	149,561	$31.11

[1]	Directors who are not employees of the Company or its participating subsidiaries are not eligible to participate in the Plan.

U.S. Tax Aspects

Based on management’s understanding of current U.S. federal income tax laws, the tax consequences of the purchase of Shares under the ESPP are briefly described below.

An employee will not have taxable income when the Shares are purchased for him or her, but the employee generally will have taxable income when the employee sells or otherwise disposes of Shares purchased under the ESPP. For Shares which the employee does not dispose of until more than twenty-four months after the applicable Enrollment Date and more than twelve months after the applicable Purchase Date (the “holding period”), gain up to the amount of the discount (if any) from the market value of the Shares on the Enrollment Date (or re-Enrollment Date) is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the holding period, the employee disposes of the Shares for less than the purchase price, the difference is a long-term capital loss. Shares sold within the holding period are taxed at ordinary income rates on the amount of discount received from the Shares’ market value on the Purchase Date. Any additional gain (or loss) is taxed to the stockholder as long-term or short-term capital gain (or loss). The Purchase Date begins the period for determining whether the gain (or loss) is short-term or long-term.

The Company generally may deduct for federal income tax purposes an amount equal to the ordinary income an employee must recognize when he or she disposes of Shares purchased under the ESPP within the holding period. The Company may not deduct any amount for Shares disposed of after the holding period.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE PMI EMPLOYEE STOCK PURCHASE PLAN.

OTHER MATTERS

The Board of Directors does not know of any matters to be acted upon at the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. However, as to any other business that may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies in consultation with the Board of Directors.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Stockholders are entitled to present proposals for action at a forthcoming stockholders’ meeting if they comply with the requirements of our bylaws and the proxy rules promulgated by the SEC. Proposals of stockholders intended for presentation at the 2009 Annual Meeting must be received by PMI for inclusion in its proxy statement and form of proxy relating to that meeting by December 9, 2008. Such proposals should be sent in writing by certified mail to the Secretary of PMI at 3003 Oak Road, Walnut Creek, California 94597. Faxed proposals will not be accepted.

In accordance with our bylaws, in order to be properly brought before the 2009 Annual Meeting, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to the Secretary of PMI not less than 90 days or more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our bylaws must be received by PMI not before January 15, 2009, nor later than February 14, 2009, to be timely for consideration at the 2009 Annual Meeting. In addition, such proposals and nominations must contain certain information as set forth in our bylaws. You may request a copy of our bylaws by submitting a request in writing to the Secretary of PMI. Proposals and nominations should be sent in writing by certified mail to the Secretary of PMI at 3003 Oak Road, Walnut Creek, California 94597. Faxed proposals or nominations will not be accepted.

April 8, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

APPENDIX A:

THE PMI GROUP, INC.

BONUS INCENTIVE PLAN

(February 21, 2008 Amendment and Restatement)

SECTION 1

BACKGROUND, PURPOSE AND DURATION

1.1 Effective Date. The Plan previously was amended and restated effective as of September 19, 2007. The Plan hereby is amended and restated effective as of February 21, 2008, subject to the affirmative vote of the holders of a majority of the Shares that were present in person or by proxy and entitled to vote at the 2008 Annual Meeting of Stockholders of the Company.

1.2 Purpose of the Plan. The Plan is intended to increase stockholder value and the success of the Company by motivating Participants (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing Participants with the opportunity to earn incentive awards for the achievement of goals relating to the performance of the Company. The Plan is intended to help achieve long term stockholder value and permit the payment of bonuses that qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula.

2.2 “Adjusted Book Value” means “Book Value” excluding certain non-operating items that are considered outside the control of management, as determined by the Committee pursuant to Section 2.41 hereunder.

2.3 “Affiliate” means each corporation, trade or business which is, together with the Company, a member of a controlled group of corporations or an affiliated service group or under common control (within the meaning of section 414(b), (c) or (m) of the Code), but only for the period during which such other entity is so affiliated with the Company. Notwithstanding the foregoing, in applying sections 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under section 414(b) of the Code and in applying Treasury regulation section 1.414(c)-2 for purposes of determining trades or businesses that are under common control for purposes of section 414(c) of the Code, the phrase “at least 50 percent” will be used instead of “at least 80 percent” at each place it appears in such sections.

2.4 “Base Salary” means as to any Performance Period, the Participant’s earned salary during the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans and Affiliate-sponsored plans.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Book Value” means as of a particular date, the Company’s total stockholders’ equity on such date, as derived from the Company’s financial statements for the period ended on such date.

2.7 “Brand Management” means as to any Performance Period, the objective and measurable goals approved by the Committee that relate to promotion of a favorable brand image and brand recognition.

2.8 “Business Quality” means as to any Performance Period, the objective and measurable goals approved by the Committee that relate to the credit quality of one or more business segments of the Company and/or its Affiliates or of their insurance portfolios.

2.9 “Capital” means the sum of the par value of the Company’s outstanding Common Stock and the paid-in capital of the Company, including cash derived from the issuance of debt and/or equity as well as other sources. “Capital” may also mean, in the discretion of the Committee, the capital resources of the Company available to meet its commitments.

2.10 “Cash Flow” means as to any Performance Period, cash generated from operating activities.

2.11 “Cash Operating Earnings” means as to any Performance Period, operating earnings adjusted for certain non-cash items such as, but not necessarily limited to, the amortization of goodwill and other acquired intangible assets.

2.12 “Change of Control” means a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company as determined in accordance with section 409A(a)(2)(A)(v) of the Code and Treasury regulation section 1.409A-3(i)(5), and as set forth below:

(a) A change in the ownership of the Company occurs on the date that any one person or more than one person acting as a group (a “Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person who is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company shall not be considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the Company within the meaning of subsection (b) below). An increase in the percentage of stock owned by any one Person as a result of a transaction in which the Company acquires its stock in exchange for property shall be treated as an acquisition of stock for purposes of this subsection (a). This subsection (a) applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and the Company’s stock remains outstanding after the transaction;

(b) A change in the effective control of the Company occurs on the date that either: (1) any one Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of the stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company; or (2) a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election. A change in effective control also may occur in a transaction in which either of the two corporations involved in the transaction has a Change of Control under subsection (a) above or (c) below. For purposes of this subsection (b), if any one Person is considered to effectively control the Company within the meaning of this subsection (b), the acquisition of additional control of the Company by such Person shall not be considered to cause a change in the effective control of the Company (or to cause a change in the ownership of the Company within the meaning of subsection (a) above); or

(c) A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, there is no Change of Control under this subsection (c) when there is a transfer of assets of the Company to an entity that is controlled by the shareholders of the Company immediately after the transfer, as provided below. A transfer of assets by the Company shall not be treated as a change in the ownership of such assets if the assets are transferred to: (1) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock; (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause (3) above. For purposes of this subsection (c) and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets.

For purposes of this Section 2.12, persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company, and if a person, including an entity, owns stock in both the Company and another corporation and the Company and the other corporation enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders only with respect to the ownership in the Company before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Section 318(a) of the Code also applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option); provided, however, that if a vested option is exercisable for stock that is not substantially vested (as defined by Treasury regulation sections 1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.

2.13 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation or other Treasury Department or Internal Revenue Service guidance promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.14 “Combined Ratio” means as to any Performance Period, the percentage equal to the sum of the Expense Ratio and Loss Ratio.

2.15 “Committee” means the committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.

2.16 “Company” means The PMI Group, Inc., a Delaware corporation, or any successor thereto.

2.17 “Customer Satisfaction” means as to any Performance Period, the objective and measurable goals approved by the Committee that relate to fulfillment of customer expectations and/or customer ratings.

2.18 “Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under Section 162(m) of the Code.

2.19 “Disability” or “Disabled” means (a) the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company. The Committee shall determine whether or not a Participant is Disabled based on such evidence as the Committee deems necessary or advisable. Notwithstanding the foregoing, a Participant shall be deemed Disabled if he or she is determined to be totally disabled by the Social Security Administration.

2.20 “Earnings” means as to any Performance Period, the Company’s income before taxes.

2.21 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.22 “Equity in the Earnings of Unconsolidated Subsidiaries” means the Company’s interest in the net income (losses) of entities that are partially owned by the Company, and the financial results of which are not consolidated with the Company’s financial results. .

2.23 “Expense Ratio” means as to any Performance Period, the ratio of total underwriting and operating expenses to net premiums written or premiums earned, as determined by the Committee.

2.24 “Fair Market Value” means the per share closing market price of the Shares, as quoted in the New York Stock Exchange Composite Transactions Index for the date in question.

2.25 “Fiscal Quarter” means a fiscal quarter within a Fiscal Year of the Company.

2.26 “Fiscal Year” means the fiscal year of the Company.

2.27 “Incurred Losses” means claims paid and loss adjustment expenses incurred during a particular period, and including the changes in loss reserves over the period.

2.28 “Loss Ratio” means as to any Performance Period, the ratio of the Company’s losses and loss adjustment expenses to premiums earned.

2.29 “Market Share” means as to any Performance Period, the Company’s or a business unit’s percentage of a market segment with respect to a product.

2.30 “Maximum Award” means as to any Participant during any period of three (3) consecutive Fiscal Years, $12 million.

2.31 “Net Income” means as to any Performance Period, the income after taxes for the Performance Period .

2.32 “New Insurance Written” means as to any Performance Period, the aggregate principal balances of all loans that receive new mortgage insurance coverage during a given period.

2.33 “Operating Cash Flow” means the sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital, excluding investment and financing activities and other items considered outside the control of management in the determination of the Committee.

2.34 “Operating Income” means as to any Performance Period, the difference between revenue and related costs and expenses, excluding income derived from sources other than operating activities, such as investment and financing activities and other items considered outside the control of management in the determination of the Committee.

2.36 “Paid Claims” means as to any Performance Period, amounts paid on primary and pool insurance claims.

2.38 “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

2.40 “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.41 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Adjusted Book Value, (b) Book Value, (c) Brand Management, (d) Business Quality, (e) Capital, (f) Cash Flow, (g) Cash Operating Earnings, (h) Combined Ratio, (i) Customer Satisfaction, (j) Earnings, (k) Equity in the Earnings of Unconsolidated Subsidiaries, (l) Expense Ratio, (m) Incurred Losses, (n) Loss Ratio, (o) Market Share, (p) Net Income, (q) Operating Income, (r) New Insurance Written, (s) Operating Cash Flow, (t) Paid Claims, (u) Premiums, (v) Price to Book Value Ratio, (w) Price to Earnings Ratio, (x) Ratings, (y) Return on Average Assets, (z) Return on Average Equity, (aa) Return on Revenue, (bb) Revenue, (cc) Risk in Force, (dd) Total Shareholder Return, and (ee) Value Added. Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from award to award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited, the passage of time and/or against other companies or financial metrics), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against particular segments or products of the Company and/or (v) on a pre-tax or after-tax basis. Prior to the Determination Date, the Committee shall determine whether any element(s) (for example, but not by way of limitation, the effect of mergers or acquisitions) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants (whether or not such determinations result in any Performance Goal being measured on a basis other than generally accepted accounting principles).

2.42 “Performance Period” means any Fiscal Year or such other period longer or shorter than a Fiscal Year but not shorter than a Fiscal Quarter nor longer than three Fiscal Years, as determined by the Committee in its sole discretion.

2.43 “Plan” means The PMI Group, Inc. Bonus Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.44 “Premiums” means amounts charged to customers with respect to the Company’s insurance products.

2.45 “Price to Book Value Ratio” means as of a particular date, a ratio equal to the Fair Market Value per share of the Company’s common stock divided by the Company’s Book Value.

2.46 “Price to Earnings Ratio” means as of a particular date, a ratio equal to the Fair Market Value per share of the Company’s common stock divided by the Company’s Earnings per share as of the applicable date of the Company’s financial statements, and for the period ending on such date. “Ratings” means the Company’s debt ratings and/or the insurer financial strength ratings of the Company and/or its Affiliates provided by independent rating agencies.

2.47 “Retirement” means (a) a Termination of Service occurring on or after age sixty-five, (b) a Termination of Service at or after age fifty-five with at least ten years of Benefit Accrual Service (as defined under The PMI Group, Inc. Retirement Plan, as amended), or (c) a Termination of Service approved by the Company as an early retirement; provided that in the case of a person subject to Section 16 of the Securities Exchange Act of 1934, as amended, such early retirement must be approved by the Committee.

2.48 “Return on Average Assets” means as to any Performance Period, Net Income divided by the average of beginning and ending designated Company or business unit assets.

2.49 “Return on Average Equity” means as to any Performance Period, the percentage equal to Net Income divided by average stockholders’ equity.

2.50 “Return on Revenue” means as to any Performance Period, the percentage equal to Net Income, divided by Revenue.

2.51 “Revenue” means premiums, net investment income, net realized investment gains and losses, and other revenue generated for the Performance Period.

2.52 “Risk in Force” means as of a particular date, the aggregate dollar amount of each insured mortgage loan’s principal balance at such date multiplied by the insurance coverage percentage specified in the policy.

2.53 “Shares” means shares of the Company’s common stock, $0.01 par value.

2.54 “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary or a specific dollar amount, as determined by the Committee in accordance with Section 3.3.

2.55 “Termination of Service” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason (as determined in accordance with section 409A(a)(2)(A)(i) of the Code and Treasury regulation section 1.409A-1(h), including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate. For this purpose, the employment relationship shall be treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence, except that if the period of such leave exceeds six (6) months and the Participant does not retain a right to reemployment under an applicable statute or by contract, then the employment relationship shall be deemed to have terminated on the first day immediately following such six-month period. A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Company or an Affiliate.

2.56 “Total Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a share of the Company’s common stock.

2.57 “Value Added” means a number, expressed as a percentage of the average stockholder’s equity, equal to the difference between Net Income adjusted for (i) the elimination of the cumulative effects of changes in accounting standards, (ii) amortization of gains or losses on equipment disposition in lieu of reported gains or losses, (iii) amortization of gains or losses from repurchasing and refinancing of debt (including costs associated with preferred stock redemption) in lieu of realized gains and losses, (iv) amortized bond, equity and other portfolio gains and losses in lieu of realized gains and losses as reported, and (v) exclusion of pretax amortization of intangibles, including goodwill, related to assets acquired in a business acquisition that is still owned by the Company, minus the capital charge. The capital charge is determined as the product of the Company’s average stockholder’s equity and the Company’s imputed equity cost based on a formula approved by the Committee.

SECTION 3

SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1 Selection of Participants. The Committee, in its sole discretion, shall select the Employees who shall be Participants for any Performance Period. The Committee, in its sole discretion, also may designate as Participants one or more individuals (by name or position) who are expected to become Employees during a Performance Period. Participation in the Plan is in the sole discretion of the Committee, and shall be determined on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

3.2 Determination of Performance Goals. The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

3.3 Determination of Target Awards. The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.4 Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved at the predetermined level, and (d) provide for the payment of an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award(s) exceed the Maximum Award for the applicable period.

3.5 Date for Determinations. The Committee shall make all determinations under Sections 3.1 through 3.4 on or before the Determination Date.

3.6 Determination of Actual Awards. After the end of each Performance Period the Committee shall certify in writing (for example, in its meeting minutes) the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded, as determined by the Committee. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified in writing by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) other than as provided in Section 3.7, eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (b) determine whether or not any Participant will receive an Actual Award in the event the Participant incurs a Termination of Service prior to the date the Actual Award is to be paid pursuant Section 4.2 below.

3.7 Special Rule for Change of Control. Notwithstanding any contrary provision of the Plan, all then ongoing Performance Periods shall be deemed terminated immediately prior to the occurrence of a Change of Control and 100% of Target Awards shall be deemed to be earned and shall be paid to the Participants no later than two and one-half months after the Change of Control.

SECTION 4

PAYMENT OF AWARDS

4.1 Right to Receive Payment. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company or the Affiliate that employs the Participant (as the case may be), as determined by the Committee. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2 Timing of Payment. Subject to Section 3.6, payment of each Actual Award shall be made as soon as administratively practicable, but in no event later than two and one-half months after the end of the applicable Performance Period. Unless otherwise determined by the Committee, and except as provided in Section 4.4 (relating to death and Disability), a Participant must be employed by the Company or any Affiliate on the date of payment to receive a payment under the Plan.

4.3 Form of Payment. Each Actual Award shall be paid in cash (or its equivalent) in a single lump sum. However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in restricted stock granted under the Company’s Equity Incentive Plan. The number of Shares of restricted stock granted shall be determined by dividing the cash amount foregone by the Fair Market Value of a Share on the date that the cash payment otherwise would have been made. Any such restricted stock may be subject to a vesting schedule (not to exceed two calendar years) determined by the Committee, provided that accelerated vesting automatically shall occur upon death, Disability, Retirement, Change of Control, or involuntary Termination of Service without cause.

4.4 Payment in the Event of Death or Disability. If a Participant dies or becomes Disabled prior to the payment of an Actual Award (determined under Section 3.6) that was scheduled to be paid to him or her prior to death or Disability for a prior Performance Period, the Award shall be paid to his or her designated beneficiary or to the Participant, as the case may be, subject to the Committee’s discretion to reduce or eliminate any Actual Award otherwise payable.

SECTION 5

ADMINISTRATION

5.1 Committee is the Administrator. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under Section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. As of the Effective Date of the Plan, the Plan shall be administered by the Compensation Committee of the Board.

5.2 Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

5.3 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.4 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and/or powers with respect to awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 6

GENERAL PROVISIONS

6.1 Tax Withholding. The Company or an Affiliate, as determined by the Committee, shall withhold all applicable taxes from any Actual Award, including any federal, state, local and other taxes.

6.2 No Effect on Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate, as applicable, to terminate any Participant’s employment or service at any time, with or without cause. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during or after a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.3 Participation. No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

6.4 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6.5 Successors. All obligations of the Company and any Affiliate under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company and/or such Affiliate, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company or such Affiliate.

6.6 Beneficiary Designations

(a) Designation. Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify from time to time, designate one or more Beneficiaries to receive any Actual Award payable to the Participant at the time of his or her death. Notwithstanding any contrary provision of this Section 6.6 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis) to permit the designation of Beneficiaries.

(b) Changes. A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

(c) Failed Designation. If the Committee does not make this Section 6.6 operative or if Participant dies without having effectively designated a Beneficiary, the Participant’s Account shall be payable to the general beneficiary shown on the records of the Employer. If no Beneficiary survives the Participant, the Participant’s Account shall be payable to his or her estate.

6.7 Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

6.8 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion. Unless otherwise expressly determined by the Committee, the rules and procedures for any deferral elections and deferrals shall be designed to comply with Section 409A of the Code.

SECTION 7

AMENDMENT, TERMINATION AND DURATION

7.1 Amendment, Suspension or Termination. The Board or the Committee, each in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

7.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board or the Committee’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 8

LEGAL CONSTRUCTION

8.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.3 Requirements of Law. The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.4 Governing Law. The Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

8.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION

IN WITNESS WHEREOF, The PMI Group, Inc., by its duly authorized officer, has executed the amended and restated Plan on the date indicated below.

THE PMI GROUP, INC.

Dated:	By:
Name:
Title:

APPENDIX B:

THE PMI GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

Proposed May 15, 2008 Amendment and Restatement

SECTION 1

PURPOSE

The PMI Group, Inc. (the “Company”), having established The PMI Group, Inc. Employee Stock Purchase Plan (the “Plan”) effective as of July 23, 1998, and having amended the Plan most recently effective as of May 18, 2006, hereby again amends and restates the Plan in its entirety effective as of May 15, 2008, subject to approval by an affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Company’s 2008 Annual Meeting of Stockholders. The purpose of the Plan is to provide eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of the Company’s common stock through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Internal Revenue Code of 1986, as amended.

SECTION 2

DEFINITIONS

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.2 “Board” means the Board of Directors of the Company, except that any action that could be taken by the Board of Directors may also be taken by a duly authorized committee of the Board of Directors.

2.3 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.4 “Committee” shall mean the committee appointed by the Board to administer the Plan. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. As of the effective date of the Plan, the Plan shall be administered by the Compensation Committee of the Board.

2.5 “Common Stock” means the common stock of the Company.

2.6 “Company” means The PMI Group, Inc., a Delaware corporation.

2.7 “Compensation” means a Participant’s base salary or regular wages (including sick pay and vacation pay). The Committee, in its discretion, may (on a uniform and nondiscriminatory basis) establish a different definition of Compensation prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.8 “Eligible Employee” means every Employee of an Employer, except (a) any Employee who immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), or (b) as provided in this Section 2.8. The Committee, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis) that an Employee shall not be an Eligible Employee if he or she: (1) has not completed the required length of service with the Company, if any, as such length may be determined by the Committee in its discretion (such length of required service not to exceed two (2) years), (2) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (3) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), (4) is an officer or other manager, or (5) is a highly compensated employee under Section 414(q) of the Code. An Employee who otherwise is an Eligible Employee shall be treated as continuing to be such while the Employee is on sick leave or other leave of absence approved in writing by the Employer, except that if the period of leave exceeds ninety (90) days and the Employee’s right to reemployment is not guaranteed by statute or contract, he or she shall cease to be an Eligible Employee on the 91st day of such leave. Until and unless determined otherwise by the Committee, Eligible Employees shall exclude each Employee (in addition to those excluded by subsection (a) of this Section 2.8) of an Employer who is customarily employed by the Company and/or a Subsidiary to work less than or equal to five (5) months per calendar year.

2.9 “Employee” means an individual who is a common-law employee of any Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan. With respect to a particular Participant, Employer means the Company or Subsidiary (as the case may be) that directly employs the Participant.

2.10 “Employer” or “Employers” means any one or all of the Company and those Subsidiaries which, with the consent of the Board or the Committee, have adopted the Plan or have been designated by the Board or the Committee in writing as an Employer for purposes of participation in the Plan. With respect to a particular Participant, Employer means the Company or Subsidiary, as the case may be, that directly employs the Participant.

2.11 “Enrollment Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time.

2.12 “Grant Date” means any date on which a Participant is granted an option under the Plan.

2.13 “Participant” means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8 or Section 9.

2.14 “Plan” means The PMI Group, Inc. Employee Stock Purchase Plan, as set forth in this instrument and as heretofore or hereafter amended from time to time.

2.15 “Purchase Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.16 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3

SHARES SUBJECT TO THE PLAN

3.1 Number Available. A maximum of 1,950,000 shares of Common Stock shall be available for issuance pursuant to the Plan. Shares sold under the Plan may be newly issued shares or treasury shares.

3.2 Adjustments. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, distribution (whether in the form of cash, shares, other securities or other property), merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Committee shall adjust the number, kind and purchase price of the shares available for purchase under the Plan and adjust the maximum number of shares subject to any option under the Plan, in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Notwithstanding the preceding, the number of shares available in the aggregate under the Plan shall always be a whole number.

SECTION 4

ENROLLMENT

4.1 Participation. Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete, sign and submit to the Company an enrollment form in such form, manner and by such deadline as may be specified by the Committee from time to time (in its discretion and on a nondiscriminatory basis). Any Participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires.

4.2 Payroll Withholding. On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation or, if payroll withholding is not permitted under local laws, via such other means as specified by the Committee. Pursuant to such procedures as the Committee may specify from time to time (which may be in electronic form), a Participant may elect to have withholding equal to, or otherwise contribute, a whole percentage from one percent (1%) to eighty percent (80%) (or such greater or lesser percentage or dollar amount that the Committee may establish from time to time, in its discretion and on a uniform and nondiscriminatory basis, for all options to be granted on any Enrollment Date. If permitted by the Committee, a Participant instead may elect to have a specific amount withheld or to contribute a specific amount, in dollars or in the applicable local currency, subject to such uniform and nondiscriminatory rules as the Committee in its discretion may specify. A Participant may elect to increase or decrease his or her rate of payroll withholding or contribution by submitting an election (which may be in electronic form) in accordance with, and if and to the extent permitted by, procedures established by the Committee from time to time, which may, if permitted by the Committee, include a decrease to zero percent (0%). A Participant may stop his or her payroll withholding or contribution by submitting an election in accordance with and to the extent permitted by procedures as may be established by the Committee from time to time. In order to be effective as of a specific date, an enrollment election must be received by the Company no later than the deadline specified by the Committee, in its discretion and on a nondiscriminatory basis, from time to time. Any Participant who is automatically re-enrolled in the Plan shall be deemed to have elected to continue his or her payroll withholding or contributions at the percentage last elected by the Participant. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.3 of the Plan, the Company may automatically decrease a Participant’s payroll deductions to zero percent (0%) at any time during an option period. Under such circumstances, payroll deductions shall recommence at the rate provided in such Participant’s enrollment form at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 7 of the Plan.

SECTION 5

OPTIONS TO PURCHASE COMMON STOCK

5.1 Grant of Option. On each Enrollment Date on which the Participant enrolls or re-enrolls in the Plan, he or she shall be granted an option to purchase shares of Common Stock.

5.2 Duration of Option. Each option granted under the Plan shall expire on the earliest to occur of (a) the completion of the purchase of shares on the last Purchase Date occurring within 27 months of the Grant Date of such option, (b) such shorter option period as may be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason. Until otherwise determined by the Committee for all options to be granted on an Enrollment Date, the period referred to in clause (b) in the preceding sentence shall mean the period from the applicable Enrollment Date through the last business day prior to the immediately following Enrollment Date.

5.3 Number of Shares Subject to Option. The number of shares available for purchase by each Participant under the option will be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date. In addition and notwithstanding the preceding, an option (taken together with all other options then outstanding under this Plan and under all other similar employee stock purchase plans of the Employers) shall not give the Participant the right to purchase shares at a rate which accrues in excess of $25,000 of fair market value at the applicable Grant Dates of such shares in any calendar year during which such Participant is enrolled in the Plan at any time.

5.4 Other Terms and Conditions. Each option shall be subject to the following additional terms and conditions:

(a) payment for shares purchased under the option shall be made only through payroll withholding under Section 4.2, unless payroll withholding is not permitted under local laws as determined by the Committee, in which case the Participant may contribute by such other means as specified by the Committee;

(b) purchase of shares upon exercise of the option will be accomplished only in accordance with Section 6.1;

(c) the price per share under the option will be determined as provided in Section 6.1, subject to adjustment under Section 3.2; and

(d) the option in all respects shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Committee shall determine from time to time in its discretion.

SECTION 6

PURCHASE OF SHARES

6.1 Exercise of Option. Subject to Section 6.2 and the limits established under Section 5.3, on each Purchase Date, the funds then credited to each Participant’s account shall be used to purchase whole shares of Common Stock. Any cash remaining after whole shares of Common Stock have been purchased shall, in the discretion of the Committee, either be refunded to the Participant without interest (except as otherwise required under local laws) or, shall be rolled over for the Participant to be used on the next Purchase Date. Any cash remaining after whole shares of Common Stock have been purchased up to the $25,000 cap described in Section 5.3 above, shall be refunded to the Participant without interest (except as otherwise required under local laws). The price per Share of the Shares purchased under any option granted under the Plan shall be determined by the Committee from time to time, in its discretion and on a uniform and nondiscriminatory basis, for all options to be granted on an Enrollment Date. However, in no event shall the price be less than eighty-five percent (85%) of the lower of:

(a) the closing market price per Share on the Grant Date on the New York Stock Exchange; or

(b) the closing market price per Share on the Purchase Date on the New York Stock Exchange.

If a closing price is not available on the Grant Date or Purchase Date, then the closing price per Share referred to in 6.1(a) and (b) above shall refer to the closing price per Share on the first New York Stock Exchange trading day immediately following the Grant Date or preceding the Purchase Date, respectively.

6.2 Delivery of Shares. As directed by the Committee in its sole discretion, shares purchased on any Purchase Date shall be delivered directly to the Participant or to a custodian or broker (if any) designated by the Committee to hold shares for the benefit of the Participants. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system.

6.3 Exhaustion of Shares. If at any time the shares available under the Plan are over-enrolled, enrollments shall be reduced proportionately to eliminate the over-enrollment, as determined by the Committee (in its discretion) in a uniform and nondiscriminatory manner. For example, the Committee may determine that such reduction method shall be “bottom up”, with the result that all option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any funds that, due to over-enrollment, cannot be applied to the purchase of whole shares shall be refunded to the Participants (without interest thereon, unless otherwise required by applicable law).

6.4 Tax Withholding. Prior to the delivery of any shares purchased under the Plan, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all tax and social insurance liability obligations and requirements in connection with the options and shares purchased thereunder, if any, including, without limitation, all federal, state, and local taxes (including the Participant’s FICA obligation, if any) that are required to be withheld by the Company or the employing Subsidiary, the Participant’s and, to the extent required by the Company (or the employing Subsidiary), the Company’s (or the employing Subsidiary’s) fringe benefit tax liability, if any, associated with the grant, vesting, or sale of shares and any other Company (or employing Subsidiary) taxes the responsibility for which the Participant has agreed to bear with respect to such shares.

SECTION 7

WITHDRAWAL

7.1 Withdrawal. A Participant may withdraw from the Plan by submitting a completed enrollment form to the Company in such form and manner as the Committee may specify. A withdrawal will be effective only if it is received by the Company by the deadline specified by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time. When a withdrawal becomes effective, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon, unless otherwise required by applicable law).

SECTION 8

CESSATION OF PARTICIPATION

8.1 Termination of Status as Eligible Employee. A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from all Employers for any reason) except that the Committee, in its discretion and on a uniform and nondiscriminatory basis, may permit an individual who has ceased to be an Eligible Employee to exercise his or her option on the next Purchase Date to the extent permitted by Code Section 423. As soon as practicable after such cessation, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon, unless otherwise required by applicable law).

SECTION 9

DESIGNATION OF BENEFICIARY

9.1 Designation. Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify from time to time, designate one or more Beneficiaries to receive any amounts credited to the Participant’s account at the time of his or her death. Notwithstanding any contrary provision of this Section 9, Sections 9.1 and 9.2 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis) to permit the designation of Beneficiaries.

9.2 Changes. A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

9.3 Failed Designations. If a Participant dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant’s Account shall be payable to his or her estate.

SECTION 10

ADMINISTRATION

10.1 Plan Administrator. The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan.

10.2 Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

10.3 Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(a) To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

(b) To determine the form and manner for Participants to make elections under the Plan;

(c) To determine any and all considerations affecting the eligibility of any Employee to become a Participant or to remain a Participant in the Plan;

(d) To cause an account or accounts to be maintained for each Participant and establish rules for the crediting of contributions and/or shares to the account(s);

(e) To determine the time or times when, and the number of shares for which, options shall be granted;

(f) To establish and revise an accounting method or formula for the Plan;

(g) To designate a custodian or broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

(h) To determine the status and rights of Participants and their Beneficiaries or estates;

(i) To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(j) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

(k) To adopt such procedures and subplans (which need not qualify under Section 423(b) of the Code) as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States; and

(l) To delegate to any one or more of its members or to any other person including, but not limited to, employees of any Employer, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.

10.4 Decisions of Committee. All actions, interpretations, and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

10.5 Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares may be charged to the account of each Participant. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but fees and taxes (including brokerage fees) for the transfer, sale or resale of shares by a Participant, or the issuance of physical share certificates, shall be borne solely by the Participant.

10.6 Eligibility to Participate. No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.

10.7 Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities (including attorneys’ fees and amounts paid, with the approval of the Board or the Committee, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

SECTION 11

AMENDMENT, TERMINATION, AND DURATION

11.1 Amendment, Suspension, or Termination. The Board or the Committee, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is amended, suspended or terminated, the Board or the Committee, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date (which, notwithstanding Section 2.15, may be sooner than originally scheduled, if determined by the Board or the Committee in its discretion), or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares shall be returned to the Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Except as provided in Section 3.2 and this Section 11 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant unless his or her consent is obtained. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any option theretofore granted to such Participant. No option may be granted during any period of suspension or after termination of the Plan. Without stockholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Committee shall be entitled to change the duration of an option, limit the frequency and/or number of changes in the amount withheld during the duration of an option, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

Without regard to whether any Participant’s rights may be considered to have been “adversely affected”, in the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a) amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123(R), including with respect to an option issued at the time of the amendment;

(b) increasing or otherwise altering the exercise price for any option including an option issued at the time of the change in exercise price;

(c) reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions;

(d) shortening the duration of any option so that the option ends on a new Purchase Date, including an option issued at the time of the Committee action; and

(e) reducing the number of shares that may be purchased upon exercise of outstanding options. Such modifications or amendments shall not require stockholder approval or the consent of any Participants.

11.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 11.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 12

GENERAL PROVISIONS

12.1 Participation by Subsidiaries. One or more Subsidiaries of the Company may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board or the Committee. By adopting the Plan, a Subsidiary shall be deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority (a) to the Board and the Committee to amend the Plan, and (b) to the Committee to administer and interpret the Plan. An Employer may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.

12.2 Inalienability. In no event may either a Participant, a former Participant or his or her Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant’s interest in the Plan is not transferable pursuant to a domestic relations order.

12.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.4 Requirements of Law. The granting of options and the issuance of shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.

12.5 Compliance with Rule 16b-3. Any transactions under this Plan with respect to officers (as defined in Rule 16a-1 promulgated under the 1934 Act) are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

12.6 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the granting of options, the purchase of shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

12.7 Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Subsidiaries, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.

12.8 Construction and Applicable Law. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. Subject to Section 10.3(k), any provision of the Plan that is inconsistent with Section 423(b) of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423(b). The provisions of the Plan shall be construed, administered and enforced in accordance with such Section and with the laws of the United States and the State of California (excluding California’s conflict of laws provisions).

12.9 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

12.10 Miscellaneous. All references contained herein to dollar amounts are denominated in United States Dollars without consideration of any currency exchange rates. Where applicable and unless otherwise determined by the Committee, all transactions denominated in currency other than U.S. Dollars, shall first be converted into its U.S. Dollar equivalent before determining application of the terms of the Plan.

EXECUTION

IN WITNESS WHEREOF, The PMI Group, Inc., by its duly authorized officer, has executed this restated Plan on the date indicated below.

THE PMI GROUP, INC.

Dated:	By:

ANNUAL MEETING OF STOCKHOLDERS

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO

ATTEND THE ANNUAL MEETING OF THE PMI GROUP, INC.

THURSDAY, MAY 15, 2008

9:00 A.M.

THE PMI GROUP, INC.

FIRST FLOOR CONFERENCE CENTER

3003 OAK ROAD

WALNUT CREEK, CALIFORNIA 94597

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CARD. IF YOU ARE A STOCKHOLDER OF RECORD, YOU MAY USE THE TOLL-FREE TELEPHONE NUMBER SET FORTH ON THE REVERSE SIDE OF THIS PROXY CARD TO AUTHORIZE A PROXY TO VOTE YOUR SHARES. YOU WILL REDUCE PMI’S EXPENSE IN SOLICITING PROXIES IF YOU AUTHORIZE A PROXY TO VOTE BY TELEPHONE.

¢

THE PMI GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 15, 2008

The undersigned, revoking any proxy previously given, hereby appoints L. Stephen Smith and Victor J. Bacigalupi, or either of them, as Proxies, with full power of substitution, to represent and vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 15, 2008 at 9:00 a.m. Pacific time at 3003 Oak Road, Walnut Creek, California, or any adjournments or postponements thereof as designated on the reverse side, and upon any and all matters which may properly be brought before the Annual Meeting or any adjournments or postponements thereof. Receipt of the 2008 Notice of Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, this proxy will be voted “FOR ALL NOMINEES” for Proposal 1 and “FOR” Proposals 2, 3 and 4, and in the discretion of the Proxies upon such other matters as may properly come before the Annual Meeting.

(Continued and to be signed on reverse side.)

¢	14475	¢

ANNUAL MEETING OF STOCKHOLDERS OF

THE PMI GROUP, INC.

May 15, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718- 921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

-OR-

IN PERSON -You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.  i

¢	21130330000000000000 0	051508

PROPOSALS 1, 2, 3 AND 4 ARE SUBMITTED BY THE PMI GROUP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1. Election of 11 Directors:

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

O    Mariann Byerwalter

O    Carmine Guerro

O    Wayne E. Hedien

O    Louis G. Lower II

O    Raymond L. Ocampo Jr.

O     John D. Roach

O    Steven L. Scheid

O    L. Stephen Smith

O    José H. Villarreal

O    Mary Lee Widener

O    Ronald H. Zech

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.	☐	☐	☐

3.	Approval of the Amended and Restated Bonus Incentive Plan.	☐	☐	☐

4.	Approval of an amendment to the Employee Stock Purchase Plan.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

¢	Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢